UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Pinnacle West Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PINNACLE WEST CAPITAL CORPORATION
Post Office Box 53999
PHOENIX, ARIZONA 85072-3999
NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
Wednesday, May 23, 2007
To our Shareholders:
     You are invited to attend the 2007 Annual Meeting of Shareholders of Pinnacle West Capital Corporation (the “Company” or “Pinnacle West”) to be held at the Herberger Theater Center, 222 East Monroe, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 23, 2007. At this meeting, we are asking you to vote on the following proposals in addition to any other business that may properly come before the meeting:
(1)	Approve an amendment to the Company’s Articles of Incorporation to declassify the Board of Directors that would result in directors being elected annually (Proposal 1);

(2)	Elect eleven (11) directors to serve until the 2008 Annual Meeting of Shareholders if Proposal 1 is approved; if Proposal 1 is not approved, elect four (4) Class I directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 2);

(3)	Approve the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (Proposal 3); and

(4)	Ratify the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2007 (Proposal 4).
     All shareholders of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the meeting. Shares can be voted at the meeting only if the holder is present or represented by proxy.

By order of the Board of Directors,

NANCY C. LOFTIN
Vice President, General Counsel and Secretary
Approximate date of mailing to Shareholders:
April 19, 2007

We encourage each shareholder to sign and return the enclosed proxy card or to use telephone or internet voting. Please see our General Information section for information about voting by telephone, internet or mail.

i

Why does the Company choose to pay each element of compensation to its Named Executive Officers?	23
How does the Company determine the amount (and the formula) for each element of compensation paid to its Named Executive Officers?	23
How does each element of compensation and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements?	24
What impact do taxation and accounting considerations have on the decisions regarding executive compensation?	25
REPORT OF THE HUMAN RESOURCES COMMITTEE	25
SUMMARY COMPENSATION TABLE	26
GRANTS OF PLAN-BASED AWARDS	29
EMPLOYMENT AGREEMENTS	30
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	31
OPTION EXERCISES AND STOCK VESTED	33
PENSION BENEFITS	34
DISCUSSION OF PENSION BENEFITS	35
NONQUALIFIED DEFERRED COMPENSATION	37
DISCUSSION OF NONQUALIFIED DEFERRED COMPENSATION	38
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	39
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	42
Equity Compensation Plans Approved By Security Holders	42
Equity Compensation Plans Not Approved By Security Holders	43
HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	44
PROPOSAL 3 — APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION 2007 LONG-TERM INCENTIVE PLAN	44
PROPOSAL 4 — RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY	48
ADDITIONAL INFORMATION	48
How do we submit shareholder proposals or director nominations for the next Annual Meeting?	48
How many Annual Reports and proxy statements are delivered to a shared address?	49
How much did this proxy solicitation cost?	49
APPENDIX A	50
APPENDIX B	51

ii

GENERAL INFORMATION
     This proxy statement contains information regarding the Company’s 2007 Annual Meeting of Shareholders to be held at the Herberger Theater Center, 222 East Monroe, Phoenix, Arizona 85004, at 10:30 a.m., Mountain Standard Time, on Wednesday, May 23, 2007. The enclosed proxy is being solicited by the Company’s Board of Directors.
What is the purpose of the Annual Meeting?
     At the Annual Meeting you will vote on the matters outlined in the notice of meeting on the cover page of this proxy statement.
Who is entitled to vote?
     All shareholders at the close of business on March 26, 2007 (the record date) are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case “cumulative” voting applies (see “What is required to approve the items to be voted on?” on page 2 of this proxy statement). At the close of business on the record date, there were 100,113,220 shares of common stock outstanding.
How do I vote?
     You may vote in person or by a validly designated proxy, or, if you or your proxy will not be attending the meeting, you may vote in one of three ways:
Vote by internet. The website address for internet voting is on your proxy card. Internet voting is available 24 hours a day;
Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or
Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
If you vote by telephone or internet, DO NOT mail your proxy card.
Is my vote confidential?
     Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with processing and counting of votes; and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to the Company, but how you vote will remain confidential.
What constitutes a quorum?
     To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares, as of the record date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.
What are the Board’s recommendations?
     Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, together with the description of each item to be voted on in this proxy statement. In summary, the Board recommends a vote:
•	FOR amending the Articles of Incorporation to declassify the Board of Directors and provide for the annual election of Directors (see Proposal 1);

•	FOR election of the nominated slate of directors (see Proposal 2);

•	FOR approval of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (see Proposal 3); and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 (see Proposal 4).
What is required to approve the items to be voted on?
Amendment to the Articles of Incorporation. Under the Articles of Incorporation, an affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock is required to amend the provisions of the Articles of Incorporation that pertain to the staggered election of Directors, which is the section of the Articles of Incorporation that will be amended if Proposal 1 receives the votes needed to pass. In determining whether Proposal 1 has received the requisite number of votes, abstentions and broker non-votes will have the same effect as votes against Proposal 1.
Election of Directors. Individuals receiving the highest number of votes will be elected. The number of votes that a shareholder may, but is not required to, cast is calculated by multiplying the number of shares of common stock owned by the shareholder, as of the record date, by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them all in person or by proxy for any one nominee, or by distributing them among two or more nominees. Abstentions and broker non-votes will not be counted towards a nominee’s total.
Approval of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (the “2007 Plan”). Approval of the 2007 Plan requires the affirmative vote of a majority of the votes cast, provided that the total votes cast with respect to this proposal represents over fifty percent (50%) of the shares of common stock entitled to vote on the proposal. For purposes of approval of this proposal, abstentions have the effect of a vote against the proposal, and broker non-votes are not considered to be votes cast.
Ratification of the Appointment of the Independent Auditors. In connection with the ratification of the appointment of the independent auditors for the fiscal year ending December 31, 2007, the affirmative vote of a majority of the shares voted on that item will be required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Will shareholders be asked to vote on any other matters?
     The Board of Directors is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their own judgment. Shareholders attending the meeting may directly vote on those matters or they may vote by proxy.
Who is entitled to attend the Annual Meeting?
     You or your validly designated proxy may attend the meeting if you were a shareholder as of the record date. However, the Chairman of the meeting may limit the number of proxy representatives permitted to attend if a shareholder sends several representatives to the meeting.
Can I change or revoke my vote after I submit my proxy?
     Even after you have submitted your proxy card or voted by telephone or by internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
How do I get a copy of the Annual Report?
     A copy of the Annual Report is available at the Company’s website (www.pinnaclewest.com) and will be provided to any shareholder upon request. Shareholders may request a copy from Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address?” on page 49 of this proxy statement.

INFORMATION ABOUT OUR BOARD, ITS COMMITTEES AND OUR CORPORATE GOVERNANCE
How often did the Board meet during 2006?
     The full Board of Directors met nine (9) times during 2006. Every director attended at least ninety-five percent (95%) of the meetings of the full Board and any committees on which he or she served.
Do we have independent directors?
     New York Stock Exchange (“NYSE”) rules require companies listed on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company’s board of directors to make director independence determinations in all other circumstances. The Company’s Board of Directors has adopted Director Independence Standards to assist the Board in making director independence determinations. These Director Independence Standards are available at the Company’s website at www.pinnaclewest.com.
How did the Board make its independence determinations?
     In accordance with NYSE rules and the Director Independence Standards, the Board undertakes an annual review to determine which of its directors are independent. The reviews generally take place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence. In the first quarter of 2006, the Board determined that Mr. Stewart was not independent since at that time he had been an employee of the Company within the past three years. In determining that Mr. Stewart is an independent director as part of the 2007 review, the Board considered that Mr. Stewart’s last date of employment with the Company was November 26, 2003, which was more than three years ago. In addition, even though he had a nuclear consulting arrangement with Arizona Public Service Company (“APS”) during 2006, which has since terminated, the amount of fees paid to him under this arrangement ($8,000) was well below the amounts set forth in the NYSE rules and the Director Independence Standards. In determining that Mr. Gallagher is an independent director both in 2006 and 2007, the Board considered that the law firm of Gallagher and Kennedy, P.A. provided legal services to the Company in 2005 and 2006, and will perform legal services for the Company in 2007. However, since: (i) the amounts paid to Gallagher and Kennedy, P.A. were less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards; (ii) Mr. Gallagher does not furnish legal services to the Company; and (iii) he has advised the Company that he receives no compensation or benefits from Gallagher and Kennedy, P.A. as a result of the firm providing legal services to the Company, the Board determined that Mr. Gallagher was independent. In addition, from time to time in 2006 and in 2007, the Company contracts for services from a subsidiary of AMEC plc. Ms. Hesse is a director of AMEC plc. However, since the amounts paid to these entities was less than the dollar thresholds set forth in the NYSE rules and the Director Independence Standards and the only position Ms. Hesse holds with AMEC plc is as a director, the Board determined that Ms. Hesse is independent.
     With respect to all of the directors, the Board considered that many of the directors and/or businesses of which they are officers, directors or shareholders are located in APS’ service territory and receive electricity from APS. The Board considered these relationships as well in determining the directors’ independence, but because the rates and charges for electricity provided by APS are fixed by the Arizona Corporation Commission, and the directors satisfied the other independence criteria specified in the NYSE rules and the Director Independence Standards, the Board determined that these relationships did not impact any director’s independence. The Board also considered contributions by the Company to charitable and non-profit organizations where a director also serves as a director of such charities or organizations. However, since none of the directors is also an executive officer of such charitable or non-profit organizations, the Board determined these payments did not impact any director’s independence.
     Based on the Board’s review, the Board of Directors has determined that two (2) of the Company’s twelve (12) directors are not independent and that ten (10) of the directors are independent. The ten (10) independent directors are Messrs. Basha, Gallagher, Herberger, Jamieson, Lopez, Nordstrom and Stewart and Mses. Grant, Hesse and Munro. Messrs. Davis and Post are not independent under NYSE rules or the Director Independence Standards because of their employment with the Company.

What are the Committees the Board has established?
     The Board has a standing Audit Committee, Human Resources Committee, Corporate Governance Committee and Finance, Nuclear and Operating Committee. The Audit Committee, Human Resources Committee and Corporate Governance Committee are made up of independent directors (see “Do we have independent directors?” on page 3 of this proxy statement). The following table sets forth the membership of these Committees as of the date of this proxy statement:

		Human	Corporate	Finance, Nuclear
		Resources	Governance	and Operating
Director	Audit Committee	Committee	Committee	Committee

Edward N. Basha, Jr.	*	*	*
Jack E. Davis				*
Michael L. Gallagher				* *
Pamela Grant	*	*	*
Roy A. Herberger, Jr.		* *	*	*
Martha O. Hesse			*	*
William S. Jamieson, Jr.	*	*	*
Humberto S. Lopez	*	*	*
Kathryn L. Munro	*		* *	*
Bruce J. Nordstrom	**		*	*
William J. Post				*
William L. Stewart				*

* Member
** Chairman
Where can I find the charters of the Board’s Committees and how do I get a copy?
     All of the charters of the Board’s Committees are available at the Company’s website (www.pinnaclewest.com), and will be provided to any shareholder upon request. Shareholders may request copies by contacting Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address?” on page 49 of this proxy statement.
What are the responsibilities of the Audit Committee?
     The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The primary functions of the Audit Committee, which held seven (7) meetings in 2006, are to assist the Board in monitoring the following:
•	the integrity of the financial statements of the Company;

•	the independent auditors’ qualifications, independence and performance;

•	the performance of the Company’s internal audit function; and

•	the compliance by the Company with legal and regulatory requirements.
     The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Board has determined that each member of the Audit Committee meets the NYSE experience requirements and that Mr. Nordstrom, the Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission (“SEC”) rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Mr. Nordstrom has been a certified public accountant (“CPA”) for more than thirty-five (35) years. During his career as a CPA, he has prepared, reviewed, audited and analyzed a wide variety of financial statements. As founder and chief executive officer of Nordstrom and Associates, P.C., in addition to directly providing audit services to clients, he supervises other CPAs in their performance of audit services. All members of the Audit Committee meet the independence requirements of the NYSE rules, SEC rules and the Director Independence Standards.
What are the responsibilities of the Human Resources Committee?
     The responsibilities of the Human Resources Committee are described below in the Compensation Discussion and Analysis under the heading “What are our processes and procedures for considering and determining executive compensation? – The Human Resources Committee” on page 16 of this proxy statement.

What are the responsibilities of the Finance, Nuclear and Operating Committee?
     Among other things, the Finance, Nuclear and Operating Committee, which held three (3) meetings in 2006, has the authority and responsibility under its Charter to:
•	review and assess reports from the Palo Verde Nuclear Oversight Committee (the “NOC”), which formally reports to the Committee and the Chief Executive Officer of APS;

•	review the Company’s historical and projected financial performance and annual budgets;

•	review and recommend approval of short-term investments and borrowing guidelines;

•	review the Company’s financing plan and recommend approval of the issuance of long-term debt, common equity, and other credit facilities;

•	review and recommend to the Board the Company’s dividend actions, including stock dividends and other distributions;

•	review and monitor the performance of the Company’s environmental policies; and

•	review and monitor the customer and power plant operations of the Company.
     The purpose of the NOC is to provide the Finance, Nuclear and Operating Committee and APS executive management an independent assessment of the performance of the Palo Verde Nuclear Generating Station (“Palo Verde”). Performance includes nuclear safety, plant reliability, plant management, and organizational effectiveness. The NOC performs assessments of Palo Verde compared to established nuclear industry standards and practices and corporate requirements.
What are the responsibilities of the Corporate Governance Committee?
     The Corporate Governance Committee is responsible for developing policies and practices relating to corporate governance, including the development of the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website (www.pinnaclewest.com), and will be provided to any shareholder upon request. Shareholders may request a copy by contacting Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address?” on page 49 of this proxy statement. Additional functions of the Corporate Governance Committee include the development and recommendation to the full Board of criteria for selecting new directors; identifying and evaluating individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommending director nominees to the full Board; and recommending to the Board the directors who should serve on each of the Board’s committees.
Do the non-management and independent directors meet without management present?
     NYSE rules require that non-management directors meet at regularly scheduled sessions without management. In 2006, all of the Company’s non-management directors were given notice of and could attend the meetings of the Corporate Governance Committee. The Corporate Governance Committee met five (5) times in 2006 and, at each of these meetings, management was not present for all or part of the meeting and the Company’s independent directors met in executive session. Ms. Munro chairs the Corporate Governance Committee and the meetings of the non-management directors and, as the Chair of the Corporate Governance Committee, serves as the Company’s lead director.
How are nominees for the Board selected?
     As noted above, the Corporate Governance Committee is responsible for evaluating individuals qualified to become members of the Board of Directors and recommending director nominees to the full Board.
     Shareholder Nominees. The policy of the Corporate Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board. See “How do we submit shareholder proposals or director nominations for the next Annual Meeting?” on page 48 of this proxy statement. In evaluating such nominations, the Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Pinnacle West Capital Corporation
400 North 5th Street, Mail Station 9068
Phoenix, Arizona 85004
     In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at any Annual Meeting of Shareholders. For a description of the process for nominating directors in accordance with the Bylaws, see “How do we submit shareholder proposals or director nominations for the next Annual Meeting?” on page 48 of this proxy statement.
     Director Qualifications. The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to Corporate Governance Committee recommended nominees for a position on the Board. Under these criteria, a director must be a shareholder of the Company. In determining whether an individual should be considered for the Board, the Corporate Governance Committee considers the following qualities, among others: integrity, specific or general skills or experience, wisdom, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.
     Identifying and Evaluating Nominees for Directors. The Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for a director position. The Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance Committee may consider various potential candidates. Candidates may come to the attention of the Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance Committee, and may be considered at any point during the year. As described above, the Corporate Governance Committee also will consider properly submitted shareholder nominations for candidates for the Board.
How are directors compensated?
     Only non-employee directors are compensated for Board service. Directors receive $30,000 in annual retainer fees, and the Chairman of the Audit Committee receives an additional annual retainer fee of $15,000 and, as of March 1, 2007, $10,000; the Chairman of the Human Resources Committee receives an additional annual retainer of $7,500; and all other committee chairmen receive an additional annual retainer fee of $5,000 and, as of March 1, 2007, $7,500. Non-employee directors are eligible for grants of stock and nonqualified options under a non-employee director equity plan (the “Directors Equity Plan”). The Directors Equity Plan is discussed under the heading “Securities Authorized for Issuance Under Equity Compensation Plans” on page 42 of this proxy statement. If the 2007 Plan proposed for shareholder approval in Proposal 3 is approved, we will not issue any additional shares under the Directors Equity Plan. Instead, directors will be eligible for grants under the 2007 Plan, which we expect will remain at the same levels as current grants under the Directors Equity Plan until further Board action. Directors are paid $1,500 for each Board meeting attended. Directors also receive $1,500 for each committee meeting attended if they are a member of that committee or if they are invited to attend the committee meeting by the chairman of the committee.
     Company directors, including employee directors, who also serve as APS directors, do so for no additional compensation. Non-employee Company directors who serve on the SunCor Development Company (“SunCor”) Board, the APS Energy Services Company, Inc. (“APSES”) Board or the El Dorado Investment Company (“El Dorado”) Board receive an additional $5,000 in annual retainer fees and $500 for each SunCor, APSES or El Dorado Board meeting attended. Employee Company directors who serve on the SunCor Board, the APSES Board and the El Dorado Board do so for no additional compensation. Mr. Stewart serves as the Board’s liaison to the Palo Verde Nuclear Oversight Committee, for which he receives $5,000 per quarter in additional fees. The Company also reimburses Board members for expenses associated with Board meetings and director education programs.

     Amounts paid to directors in 2006 are as follows:
DIRECTOR COMPENSATION

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings[4]	Compensation	Total
Name[1]	($)[2]	($)[3]	($)[3]	($)	($)	($)	($)
Edward N. Basha, Jr.	67,500	44,220	0	0	0	0	111,720
Jack E. Davis[5]	0	0	0	0	0	0	0
Michael L. Gallagher	78,500	44,220	0	0	9,000	0	131,720
Pamela Grant	75,500	44,220	0	0	0	0	119,720
Roy A. Herberger, Jr.	79,000	44,220	0	0	8,080	0	131,300
Martha O. Hesse	77,250	44,220	0	0	538	0	122,008
William S. Jamieson, Jr.	70,500	44,220	0	0	7,506	0	122,226
Humberto S. Lopez	77,000	44,220	0	0	13,120	0	134,340
Kathryn L. Munro	74,000	44,220	0	0	3,837	0	122,057
Bruce J. Nordstrom	72,750	44,220	0	0	4,624	0	121,594
William J. Post[5]	0	0	0	0	0	0	0
William L. Stewart	93,500	44,220	0	0	0	8,000 [6]	145,720

[1]	The following Company directors also serve as directors of the following Company subsidiaries: APS: Messrs. Basha, Davis, Gallagher, Herberger, Jamieson, Lopez, Nordstrom, Post and Stewart, and Mses. Grant, Hesse and Munro; APSES: Messrs. Post and Stewart; SunCor: Messrs. Gallagher, Lopez and Post, and Ms. Grant; and El Dorado: Messrs. Gallagher, Herberger and Post.

[2]	This amount includes fees paid to directors in connection with their service on the Board of Directors of one or more of the Company’s subsidiaries. (See “How are directors compensated?” on page 6 of this proxy statement.) In addition, with respect to Mr. Stewart, this amount includes $20,000 paid to him in connection with his service as the Board’s liaison to the Palo Verde Nuclear Oversight Committee.

[3]	Represents an annual stock grant of 1,100 shares under the Directors Equity Plan described under the heading “Securities Authorized for Issuance Under Equity Compensation Plans” on page 42 of this proxy statement. In accordance with SEC rules, the amount in this column reflects the dollar amount expensed by the Company during 2006 for financial reporting purposes, which equals the number of shares issued (1,100) multiplied by the average of the high and the low market price on the date the shares were issued ($40.20). As of the end of 2006, none of the directors identified in the table had any outstanding options or other non-vested equity grants.

[4]	The amount in this column consists of the above-market portion of annual interest accrued under a deferred compensation plan under which directors may defer all or a portion of their Board fees. Under the SEC’s disclosure rules, the above-market portion of interest is determined by reference to 120% of the applicable federal long-term rate, with compounding. See the discussion on the rates of interest applicable to the deferred compensation program under the heading “Discussion of Nonqualified Deferred Compensation” on page 38 of this proxy statement. The Company does not have a pension plan for directors.

[5]	Both Messrs. Davis and Post are Named Executive Officers (as defined on page 12 of this proxy statement) and their compensation is set forth in the Summary Compensation Table on page 26 of this proxy statement. They receive no additional compensation in connection with their service as a director.

[6]	This amount represents fees paid pursuant to a consulting arrangement ($8,000), pursuant to which Mr. Stewart provided nuclear advisory services to APS on an as-requested basis during 2006. The consulting arrangement has terminated.

How can shareholders communicate with the Board?
     Shareholders and other parties interested in communicating with the Board of Directors may do so by writing to Board of Directors, Pinnacle West Capital Corporation, 400 North 5th Street, Mail Station 9068, P.O. Box 53999, Phoenix, Arizona 85072-3999. Communications that are intended specifically for the non-management directors should be sent to the same address to the attention of the Corporate Governance Committee Chairman.
Do Board members attend the Annual Meeting?
     Yes. The Company’s Corporate Governance Guidelines provide that each director is expected to be present at the Annual Meeting. All of the Board members attended the 2006 Annual Meeting.
Does the Company have a code of business conduct and ethics?
     Yes. In order to ensure the highest levels of business ethics, the Board has adopted the Ethics Policy and Standards of Business Practices, which applies to all employees, and the Code of Ethics for Financial Professionals, both of which are described below:
     1. Ethics Policy and Standards of Business Practices. “Doing the Right Thing” presents the Ethics Policy and the Standards of Business Practices of the Company and its subsidiaries. Employees receive a copy of “Doing the Right Thing” when they join the Company and are provided updates periodically throughout their employment. These guidelines help ensure that the employees, officers and directors of the Company and its subsidiaries act with integrity and avoid any real or perceived violation of the Company’s ethics policy, laws or regulations.
     2. Code of Ethics for Financial Professionals. The Company has adopted a Code of Ethics for Financial Professionals, which is designed to promote honest and ethical conduct and compliance with applicable laws, rules, and regulations, particularly as related to the maintenance of financial records, the preparation of financial statements, and proper public disclosure. For purposes of this Code, a Financial Professional means (a) any Company professional employee in the area of finance, accounting, internal audit, energy risk management, marketing and trading, financial control, tax, investor relations, or treasury, and (b) the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and persons performing similar functions at any of the Company’s subsidiaries.
     The codes of conduct are available at the Company’s website (www.pinnaclewest.com) and will be provided to any shareholder upon request. The shareholders may request copies from Shareholder Services at the telephone number or address set forth in “How many Annual Reports and proxy statements are delivered to a shared address?” on page 49 of this proxy statement. The Company provides significant periodic training on the Ethics Policy and Standards of Business Practices and the Code of Ethics for Financial Professionals , including annual computer-based training.

PROPOSAL 1 —	COMPANY PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
     The Board of Directors has adopted a resolution, subject to the requisite approval of the Company’s shareholders, to amend the Company’s Articles of Incorporation (“Articles”) to eliminate the classification of the Board of Directors and to provide for an annual election by the shareholders of each director. The text of the proposed amendment to the Articles is attached to this proxy statement as Appendix A. Under the Company’s Articles, the proposed amendment to the Articles will require the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Company. The Board of Directors has approved an amendment of the Company’s Bylaws (the “Bylaws”) to eliminate provisions in the Bylaws that relate to the classification of the Board that will become effective only upon the amendment of the Articles in Proposal 1 becoming effective.
Background
     Since 1985, the Board of Directors has been divided or “classified” into three classes, with directors in each class standing for election at every third annual meeting of shareholders. This proposal, if adopted, would amend the Articles to eliminate the classification structure of the Board of Directors and provide for the annual election of all directors.

     In late 2005, a shareholder of the Company submitted a non-binding shareholder proposal to be considered at the 2006 Annual Meeting, requesting that the Company’s directors take the necessary steps to declassify the Board of Directors in the most expeditious manner possible. The shareholder proposal requested that the transition from a classified system to an annual-election system be completed in one election cycle if practicable. The shareholder proposal received support from approximately 83% of the votes cast at the 2006 Annual Meeting.
     Given the shareholder vote in favor of the proposal at the 2006 Annual Meeting and the Company’s commitment to effective corporate governance, the Board of Directors determined that the Corporate Governance Committee should further study the advisability of retaining a classified board and report its findings to the full Board of Directors. Earlier this year, after completing its review, the Corporate Governance Committee recommended amending the Articles to provide for the annual election of directors and referred the amendment to the full Board for its consideration. The Board unanimously agreed to submit amending the Articles to provide for the annual election of directors to the shareholders for approval.
Reasons for Proposed Amendment
     In considering the proposal, the Corporate Governance Committee and the Board of Directors considered arguments for maintaining, as well as for eliminating, the classified board structure. The Corporate Governance Committee and the Board of Directors considered several arguments that favor retention of the classified board structure, including:
•	A classified board is designed to provide and promote stability, enhance long-term planning and ensure that a majority of the Company’s directors at any given time have prior experience as directors of the Company, which provides management and shareholders with a valuable resource;

•	A classified board may enhance the independence of non-management directors by permitting them to act independently and on behalf of shareholders without being concerned about whether they will be re-nominated by the other members of the Board each year;

•	Whether directors are elected for a one-year or a three-year term, the directors have the same fiduciary duties to the Company and its shareholders; thus, accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years; and

•	A classified board may help safeguard the Company against the efforts of a third party that is intent on quickly taking control of the business, and not paying fair value for the business and its assets; a classified board gives directors the time and leverage necessary to evaluate any proposal, negotiate on behalf of all shareholders and weigh alternatives for maximizing shareholder value.
     The Corporate Governance Committee and the Board of Directors also considered several arguments against the retention of the classified board structure, including:
•	Because director elections are the primary means by which the shareholders can affect corporate management, a classified board structure means that shareholders are unable to evaluate and elect directors on an annual basis, which may diminish shareholder influence over company policy;

•	A classified board structure may negatively affect shareholder value by discouraging takeover proposals and proxy contests because a classified board structure denies shareholders the opportunity to vote for all directors at the same time; and

•	Shareholders may perceive classified boards as being self-serving.
     After weighing all of these considerations, as well as the fact that the Company’s shareholders voted overwhelmingly in favor of declassifying the Board at the 2006 Annual Meeting, the Corporate Governance Committee and the Board of Directors determined that it was in the best interests of the Company and its shareholders to approve this proposal to amend the Articles to eliminate the classified board structure and provide for the annual election of all directors in the most expeditious manner possible. The Board also determined that the shareholders should have the opportunity to elect the full Board at the 2007 Annual Meeting. See Proposal 2. Therefore, the directors who would be subject to re-election in 2008 and 2009 under the Company’s current classified board structure have tendered conditional resignations that will be effective if Proposal 1 is approved by the requisite vote of shareholders. Accordingly, the Board of Directors, upon recommendation of the Corporate Governance Committee, has approved for submission to the shareholders Proposal 1 and the adoption of amendments to the Articles that would implement Proposal 1.
Effect of the Voting Outcome
     If Proposal 1 is approved, the proposed amendment to the Articles must be filed with the Arizona Corporation Commission, at which time the amendment will become effective. Directors who would be subject to re-election in 2008 and 2009 have submitted their resignations contingent on the amendment of the Articles in accordance with Proposal 1. In addition, Ms. Hesse advised the Company last September that she would not stand for re-election to the Board of Directors when her current term expires. As a result, all of the current directors (except Ms. Hesse) will stand for re-election at the 2007 Annual Meeting. If Proposal 1 is approved, the annual election of directors will begin with the 2007 Annual Meeting and a full slate of directors will stand for re-election at the 2007 Annual Meeting for one-year terms pursuant to Proposal 2 (discussed below).
     If Proposal 1 is not approved, then the Board of Directors will remain classified and, pursuant to Proposal 2, only the Class I directors will stand for re-election at the 2007 Annual Meeting. In that case, each of the Class I directors would serve for a three-year term expiring in 2010 or until such director’s successor shall have been duly elected and qualified or his or her earlier death, resignation or removal. All other directors will continue in their respective office for the remainder of their respective three-year terms, or until such directors’ successors shall have been duly elected and qualified and subject to their earlier resignation, removal or death.
     If a quorum is present, approval of Proposal 1 requires the affirmative vote of the shareholders present in person or by proxy at the 2007 Annual Meeting and holding not less than two-thirds, or 66 2/3%, of the total voting power of all outstanding shares of the Company’s voting stock. If you execute and return a proxy, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote “FOR” the proposed amendment to the Articles. In determining whether Proposal 1 has received the requisite number of affirmative votes, abstentions and broker non-votes will count for quorum purposes, and will have the same effect as votes against Proposal 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO AMEND THE ARTICLES OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
PROPOSAL 2 — ELECTION OF DIRECTORS
Who will be elected at the Annual Meeting?
     The Board of Directors currently consists of twelve (12) members. Prior to the adoption of the amendment described in Proposal 1 (discussed above), the Company’s Articles provide for the division of the Board of Directors into three classes of approximately equal size (Class I, Class II and Class III). Each class serves for a period of three years, although occasionally a director may be elected for a shorter term in one class in order to keep the number of directors in each class approximately equal.
     If the shareholders approve the amendment to the Articles to declassify the Board of Directors, as discussed under Proposal 1 above, conditional resignations submitted by all of the current directors who would be subject to re-election in 2008 and 2009 will become effective. In addition, Ms. Hesse advised the Company last September that she would not stand for re-election to the Board of Directors when her current term expires. As a result, all of the current directors, except for Ms. Hesse, will stand for re-election at the 2007 Annual Meeting. In the event that Proposal 1 is approved, the Board has proposed that all nominated directors set forth in the table on the following page stand for re-election this year to serve as members of the Board of Directors until the 2008 Annual Meeting of the Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal. The persons named in the enclosed proxy will vote to elect all of the nominees as directors for terms ending at the 2008 Annual Meeting of the Shareholders unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person. If one or more of the eleven (11) nominees becomes unavailable to serve prior to the date of the 2007 Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person(s) as the Board of Directors may recommend, unless the Board of Directors reduces the total number of directors.
     If the shareholders do not approve the proposed amendment to the Articles to declassify the Board of Directors as discussed under Proposal 1 above, then the conditional resignations of the directors will not become effective, the term of office of the four (4) current Class I directors will expire at the 2007 Annual Meeting, and the terms of office of the Class II and Class III directors will expire at the 2008 and 2009 Annual Meetings of the Shareholders, respectively. In that event, the shareholders will be asked to elect four (4) Class I directors this year to serve as members of the Board of Directors until the 2010 Annual Meeting of the Shareholders or until their successors are duly elected and qualified. If Proposal 1 is not approved, the persons named in the enclosed proxy will vote to elect the four (4) Class I nominees as directors for terms ending at the 2010 Annual Meeting of the Shareholders unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person.
Who are the current nominees if Proposal 1 is approved?
     If the shareholders approve the amendment to the Articles to declassify the Board of Directors, the eleven (11) nominees for election as directors are set forth on the following table:
NOMINEES FOR DIRECTORS
(TERM EXPIRING AT 2008 ANNUAL MEETING)

			Director
Name	Age	Occupation, Business & Directorships	Since

Edward N. Basha, Jr.	69	Chairman of the Board of Bashas’ supermarket chain since 1968. Chief Executive Officer of Bashas’ and an Arizona civic leader dedicated to multiple Arizona community projects.	1999

Jack E. Davis	60
Chief Operating Officer of the Company since September 2003 and President of the Company since February 2001. Chief Executive Officer of APS since September 2002 and President of APS from September 2002 until December 2006. From October 1998 until September 2002, Mr. Davis served as President, Energy Delivery and Sales of APS. Mr. Davis served as Executive Vice President and Chief Operating Officer of the Company from April 2000 to February 2001. Mr. Davis served in various APS positions as follows: Executive Vice President of Commercial Operations from September 1996 to October 1998; and Vice President, Generation and Transmission from June 1993 to September 1996.
			2001

Michael L. Gallagher	62	Attorney-at-law with Gallagher & Kennedy, P.A., Phoenix, Arizona. Chairman Emeritus of Gallagher & Kennedy since 2001. Mr. Gallagher served as President of Gallagher & Kennedy from 1978 through 2000.	1999

Pamela Grant	68	Civic leader. President of TableScapes, Inc. (party supply rentals) from July 1989 through January 1995. Ms. Grant was President and CEO of Goldwaters Department Stores (general mercantile), a division of May Department Stores, from January 1987 to April 1988. From November 1978 to January 1987, Ms. Grant was President, Chair and CEO of Goldwaters Department Stores, a division of Associated Dry Goods.	1985

Roy A. Herberger, Jr.	64	President Emeritus of Thunderbird School of Global Management since November 2004. Mr. Herberger was President of Thunderbird from 1989 until August 2004. Mr. Herberger is also a director of MedAire, Inc.	1992

William S. Jamieson, Jr.	63	President of Micah Institute of Asheville, North Carolina since January 2005. From January 1999 to December 2004, Mr. Jamieson was President of the Institute for Servant Leadership.	1991

Humberto S. Lopez	61	President of HSL Properties, Inc. (real estate development and investment), Tucson, Arizona since 1975.	1995

Kathryn L. Munro	58	Principal of BridgeWest, LLC (investment company) since July 2003. Ms. Munro was Chair of BridgeWest, LLC from February 1999 until July 2003. From 1996 to 1998, Ms. Munro served as CEO of Bank of America’s Southwest Banking Group and was President of Bank of America Arizona from 1994 to 1996. Ms. Munro is also a director of FLOW International Corporation and Knight Transportation, Inc.	2000

Bruce J. Nordstrom	57	President of and certified public accountant at the firm of Nordstrom and Associates, PC, Flagstaff, Arizona, since 1988.	2000

William J. Post	56	Chairman of the Board of the Company since February 2001 and CEO of the Company since February 1999. Mr. Post has served as an officer of the Company since 1995 in the following additional capacities: from August 1999 to February 2001 as President; from February 1997 to February 1999 as President; and from June 1995 to February 1997 as Executive Vice President. Mr. Post is also Chairman of the Board of APS and has held various officer positions at APS since 1982.	1997

William L. Stewart	63	Mr. Stewart retired from the Company effective November 26, 2003. Mr. Stewart served as Chief Executive Officer of Pinnacle West Energy Corporation (“PWEC”) from October 2002 until January 2003 and President of PWEC from October 1999 until January 2003. Mr. Stewart served as President, Generation, of APS from October 1998 to October 2002. Mr. Stewart provided nuclear consulting services to APS in 2006. See footnote 6 to the Director Compensation table on page 7 of this proxy statement for a description of the consulting arrangement.	2001
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE
NOMINATED SLATE OF DIRECTORS

Which directors will be nominated if Proposal 1 is not approved?
     If the shareholders do not approve Proposal 1 to declassify the Board of Directors, the four (4) nominees for election as Class I directors (term expiring at the 2010 Annual Meeting) are: Roy A. Herberger, Jr.; Humberto S. Lopez; Kathryn L. Munro; and William L. Stewart (see biographical information on page 11 of this proxy statement).
Which directors will continue in office if Proposal 1 is not approved?
     If the shareholders do not approve Proposal 1 to declassify the Board of Directors, the following incumbent directors would continue to serve on the Board of Directors for the indicated terms: Class II Directors (terms expiring at the 2008 Annual Meeting): Edward N. Basha, Jr.; Michael L. Gallagher; Bruce J. Nordstrom; and William J. Post; and Class III Directors (terms expiring at the 2009 Annual Meeting): Jack E. Davis; Pamela Grant; William S. Jamieson, Jr.; and Martha O. Hesse. Ms. Hesse, 64, has been a director since 1991, and was President of Hesse Gas Company from 1990 to 2003, Senior Vice President of First Chicago Corporation (financial services) in 1990, and Chair of the Federal Energy Regulatory Commission from 1986 to 1989. She is also a director of Terra Industries, Inc., Enbridge Energy Partners, L.P. and AMEC plc. As noted above, Ms. Hesse advised the Company last September that she would not stand for re-election to the Board of Directors when her current term expires. If the shareholders approve Proposal 1, Ms. Hesse’s conditional resignation from the Board will become effective and her term will end. If the shareholders do not approve Proposal 1, Ms. Hesse’s current term will continue.
SHARES OF PINNACLE WEST STOCK OWNED BY MANAGEMENT AND LARGE SHAREHOLDERS
     The following table shows the amount of Pinnacle West common stock owned by the Company’s directors, Messrs. Post, Brandt, Davis, Levine and Flores, which officers are the Company’s named executive officers pursuant to the SEC rules (the “Named Executive Officers”), other executive officers and those persons who beneficially own more than 5% of the Company’s common stock. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.
     The address of listed shareholders not otherwise set forth below is P.O. Box 53999, Mail Station 8602, Phoenix, Arizona 85072-3999. Unless otherwise indicated, all information is as of March 26, 2007, the record date for the Annual Meeting.

	Number of Shares	Shares Acquirable
Name	Beneficially Owned [1]	Within 60 Days [2]	Percent of Class
Directors:
Edward N. Basha, Jr.	10,535	0	*
Jack E. Davis	58,794	66,000	*
Michael L. Gallagher	11,796	0	*
Pamela Grant	21,956	0	*
Roy A. Herberger, Jr.	14,260	0	*
Martha O. Hesse	6,937	0	*
William S. Jamieson, Jr.	11,590	0	*
Humberto S. Lopez	33,287	0	*
Kathryn L. Munro	10,005	0	*
Bruce J. Nordstrom	12,309	0	*
William J. Post	70,966	467,750	*
William L. Stewart	32,463	0	*

Other Named Executive Officers:
Donald E. Brandt	4,383	0	*
James M. Levine[3]	41,155	52,625	*
Armando B. Flores[4]	20,825	0	*

All Directors and Executive Officers as a Group (21 Persons):	440,858	660,125	1.1%
5% Beneficial Owners[5]:
Barclays Global Investors, NA. and certain other entities	7,734,321	N/A	7.8%
45 Fremont Street
San Francisco, CA 94105

	Number of Shares	Shares Acquirable
Name	Beneficially Owned [1]	Within 60 Days [2]	Percent of Class
Franklin Resources, Inc. and certain other entities	6,644,900	N/A	6.7%
One Franklin Parkway
San Mateo, CA 94403-1906

T. Rowe Price Associates, Inc.	5,987,590	N/A	5.9%
100 E. Pratt Street
Baltimore, MD 21202

State Street Bank and Trust Company	6,373,403	N/A	6.4%
225 Franklin Street
Boston, MA 02110

*	Represents less than 1% of the outstanding common stock

[1]	Does not include shares that could be purchased by the exercise of options available at March 26, 2007 or within 60 days thereof under the Company’s equity incentive plans. Those shares are shown in a separate column on this table. The following shares are held in joint tenancy: Directors: Mr. Davis – 50,600; Mr. Gallagher – 11,796; Mr. Herberger – 7,810; Ms. Hesse – 3,955; Mr. Post – 22,192; and Mr. Stewart – 32,463; other Named Executive Officers: Mr. Flores – 17,854; and All Directors and Executive Officers as a Group: 164,064. The following shares are held in joint trusts: Directors: Mr. Lopez – 33,287; and Ms. Munro – 8,984; and All Directors and Executive Officers as a Group: 80,963. Mr. Basha has donated 10,275 of his shares to a charitable foundation and 260 of his shares are held in a custodial account; however, he has shared voting rights with respect to such shares.

[2]	Reflects the number of shares that could be purchased by the exercise of options available at March 26, 2007 or within 60 days thereafter under the Company’s equity incentive plans.

[3]	Mr. Levine retired effective February 28, 2007. His ownership is shown as of the date of his retirement.

[4]	As of March 26, 2007, Mr. Flores had pledged an aggregate of 5,888 shares of common stock in accordance with the terms and conditions of a brokerage firm’s line of credit.

[5]	Barclays Global Investors, NA.; Barclays Global Fund Advisors; Barclays Global Investors, Ltd; Barclays Global Investors Japan Trust and Banking Company Limited; and Barclays Global Investors Japan Limited (collectively, “Barclays”); Schedule 13G filing, dated January 31, 2007 and filed with the SEC on January 23, 2007, reports beneficial ownership collectively of 7,734,321 shares, with sole voting power as to 1,898,796 shares and sole dispositive power as to 2,342,440 shares in Barclays Global Investors, NA., sole voting power and sole dispositive power as to 4,975,189 shares in Barclays Global Fund Advisors, sole voting power and sole dispositive power as to 309,185 shares in Barclays Global Investors, Ltd., sole voting power and sole dispositive power as to 98,577 shares in Barclays Global Investors Japan Trust and Banking Company Limited, and sole voting power and sole dispositive power as to 8,930 shares in Barclays Global Investors Japan Limited. Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisers, Inc. and Franklin Custodian Funds, Inc. on behalf of Franklin Income Fund (collectively, “Franklin”) Schedule 13G filing, dated January 31, 2007 and filed with the SEC on February 5, 2007, reports beneficial ownership collectively of 6,644,900 shares, with sole voting power as to 6,631,100 shares and sole dispositive power as to 6,642,800 shares in Franklin Advisers, Inc. T. Rowe Price Associates, Inc. Schedule 13G filing, dated February 14, 2007 and filed with the SEC on February 14, 2007, reports beneficial ownership of 5,987,590 shares with sole voting power as to 939,367 shares and sole dispositive power as to 5,987,590 shares. State Street Bank and Trust Company Schedule 13G filing, dated February 12, 2007 and filed with the SEC on February 12, 2007, reports beneficial ownership of 6,373,403 shares, with sole voting power as to 3,175,996 shares, shared voting power as to 3,197,437 shares and shared dispositive power as to 6,373,403 shares. The Company makes no representations as to the accuracy or completeness of such information and believes these filings represent share ownership as of December 31, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes of ownership with the SEC. Based solely on the Company’s review of these reports, the Company believes that its directors, officers, and greater than 10% beneficial owners complied with their respective Section 16(a) reporting requirements for fiscal year 2006 and prior fiscal years on a timely basis, except as otherwise previously disclosed.

RELATED PARTY TRANSACTIONS
     The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party. Related parties include any of our directors, executive officers, certain of our shareholders, and with respect to each of them, their immediate family members and certain entities in which they own an interest that is greater than 10% (a “Related Party”). This obligation is set forth in writing in our Statement of Policy Regarding Related Party Transactions (the “Policy”).
     To identify Related Party transactions, each year the Company submits and requires our directors and officers to complete Director and Officer Questionnaires identifying any transactions with the Company in which a Related Party has an interest. We review Related Party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Ethics Policy and Standards of Business Practices,“Doing the Right Thing,” requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify their immediate leader and the Company’s ethics department. In addition, the Policy specifically provides that any “Related Party Transaction,” as defined in the Policy, must be approved or ratified by the Audit Committee. A Related Party Transaction is any transaction in which a Related Party and the Company or any of its subsidiaries are participants and where the amount involved exceeds $120,000 in the aggregate.
     Our directors and executive officers are required to bring Related Party Transactions to the attention of the Company’s General Counsel so that the Related Party Transaction may be reviewed in accordance with the Policy. The following transactions are exempt from the review requirement:
•	Transactions in which rates or charges are fixed in conformity with law or governmental authority (such as APS rates approved by the Arizona Corporation Commission) or the rates or charges are determined by competitive bid;

•	Transactions with SunCor or its affiliates (such as home purchases) that are offered to the Related Party on terms comparable to those that could be obtained in arm’s length dealing with an unrelated party;

•	Transactions involving charitable or non-profit organizations where the Related Party serves only as a director or chairman of the organization’s Board of Directors for no compensation;

•	Transactions in which the Related Party’s interest arises only: (i) from such person’s position as a director of the entity involved in the transaction; (ii) from the direct or indirect ownership by such person, in the aggregate of less than a ten (10) percent equity interest in the entity involved in the transaction; or (iii) the interest arises under both (i) and (ii) above; and

•	Any transaction involving a director that was considered by the Board in assessing the director’s independence and which resulted in a determination that disclosure of the transaction was not required under Item 404(a) of SEC Regulation S-K.
     The Audit Committee will only approve or ratify a Related Party Transaction if the transaction is on terms no less favorable than those that could be obtained in arm’s length dealing with an unrelated party and the Audit Committee finds that the terms of the transaction are fair and reasonable.
     We expect the Company’s directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations that present a conflict between the Company’s interests and their own personal interests. The Company’s directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner.

AUDIT MATTERS
Report of the Audit Committee
     The Audit Committee of the Board submitted the following report:
     In accordance with its written charter adopted by the Board, the primary function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence and performance, (3) the performance of the Company’s internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Management is responsible for the Company’s financial reporting process, including the Company’s system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for auditing and rendering an opinion on those financial statements, as well as auditing certain aspects of the Company’s internal controls. The Committee’s responsibility is to monitor these processes.
     During 2006, the Audit Committee met seven (7) times. These meetings included sessions with the Company’s internal auditors and with the independent auditor, both with and, at six of these meetings, without the presence of management.
     In discharging its oversight responsibility as to the audit process, the Committee obtained from Deloitte & Touche LLP, the Company’s independent auditors, the formal written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the auditors any relationships that may impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee further determined that the other services provided to the Company for which the auditors received the fees disclosed on page 16 of this proxy statement were compatible with maintaining the auditors’ independence.
     The Committee discussed and reviewed with Deloitte & Touche LLP all communications required by auditing standards generally accepted in the United States of America and SEC regulations, including those described in Statement on Auditing Standards No. 61, as amended, “Codification of Statements on Auditing Standards, AU § 380” and Rule 2-07 of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors’ audit of the financial statements.
     The Audit Committee discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006, with the Company’s management, the Director of Audit Services and the independent auditors.
     Based on the foregoing, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

COMMITTEE CHAIRMAN	COMMITTEE MEMBERS
Bruce J. Nordstrom	Edward N. Basha, Jr.
Pamela Grant
William S. Jamieson, Jr.
Humberto S. Lopez
Kathryn L. Munro
Who are the Company’s independent auditors and will they be at the Annual Meeting?
     The Audit Committee has selected Deloitte & Touche LLP, independent registered public accountants, to examine the Company’s financial statements for the fiscal year ending December 31, 2007 and, pursuant to Proposal 4, has requested shareholder ratification of this selection. The Company expects that representatives of that firm will be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

What fees were paid to our independent registered public accountants in 2005 and 2006?
     The following fees were paid to the Company’s independent registered public accountants, Deloitte & Touche LLP, for the last two fiscal years:

Type of Service	2005	2006
Audit Fees [1]	$3,145,077	$2,722,685
Audit-Related Fees [2]	189,400	207,890
Tax Fees [3]	33,211	37,396

[1]	The aggregate fees billed for services rendered for the audit of the Company’s annual financial statements, attestation procedures on internal controls over financial reporting, review of financial statements included in Forms 10-Q, services related to SEC matters and filings, and the financial statement audit of one of the Company’s subsidiaries.

[2]	The aggregate fees billed for audit-related services, which primarily consist of fees for auditing of the Company’s benefit plans and, for 2005 only, Sarbanes-Oxley Section 404 readiness.

[3]	The aggregate fees billed primarily for tax services and preparation of a tax return for one of the Company’s subsidiaries.
What are the Audit Committee’s pre-approval policies?
     The Audit Committee pre-approves each audit service and non-audit service to be provided by the Company’s independent registered public accountants. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services to be performed by the independent public accountants if the services are not expected to cost more than $50,000. The Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services performed by Deloitte & Touche LLP for the Company in 2006 were pre-approved by the Audit Committee.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
     The purpose of this Compensation Discussion and Analysis (“CDA”) is to provide information about the compensation that the Company awarded to our Named Executive Officers or that they earned in 2006 and to explain the Company’s compensation process and philosophy and the policies and the factors that underlie our decisions with respect to the Named Executive Officers’ compensation. As we describe in more detail below, the principal objectives of our executive compensation strategy are to attract and retain talented executives, reward business results, strongly differentiate pay based on performance and align the interest of executives with shareholders. In addition to rewarding business and individual performance, the compensation program is designed to promote both annual performance objectives and longer-term performance objectives.
What are our processes and procedures for considering and determining executive compensation?
     The Human Resources Committee. Edward N. Basha, Jr., Pamela Grant, Roy A. Herberger, Jr. (Chairman), William S. Jamieson, Jr., and Humberto S. Lopez are the members of the Human Resources Committee of our Board of Directors (the “Committee”). Each member of the Committee qualifies as an independent director under NYSE rules and our Director Independence Standards.
     The Committee meets as often as necessary to perform its duties and responsibilities. In 2006, the Committee met four (4) times and it has had two (2) meetings so far in 2007. The Committee typically meets with representatives of management and, where appropriate, with outside advisors. It also regularly meets in executive session without management. Although the Committee monitors executive officer compensation throughout the year, it undertakes a thorough analysis of our executive officer compensation each fall. From December through March, the Committee then makes adjustments, if any, to director and officer compensation, including decisions on salary adjustments and cash and non-cash incentives.

     Among other things, the Committee has the authority and responsibility under its charter to:
•	review management’s plans and programs for the attraction, retention, succession, motivation, and development of the human resources needed to achieve corporate objectives;

•	review and approve policies on compensation, benefits, and perquisites, including incentive cash compensation plans, equity participation, and other forms of executive incentives;

•	recommend persons to the full Board for election or appointment as officers;

•	annually review the goals and performance of our elected officers, including review of compensation, benefits, and perquisites, to satisfy the Committee that there is equity in the compensation practices and general integrity in conforming to approved plans and policies;

•	review and approve corporate goals and objectives relevant to compensation of our Chief Executive Officer (“CEO”), assess the CEO’s performance in light of these goals and objectives, and set the CEO’s compensation level based on this assessment;

•	make recommendations to the Board with respect to non-CEO executive compensation, and incentive compensation and equity-based plans that are subject to Board approval;

•	make recommendations to the Board for director compensation, equity participation, benefits and perquisites;

•	act as the “committee” under our long-term incentive plans; and

•	review and recommend changes to pension benefits.
     The charter also provides that in determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.
     Role of Compensation Consultants. The Committee’s charter gives the Committee the sole authority to retain and terminate any consulting firm used by the Committee in evaluating director and officer compensation. Consistent with past practice, in 2005 and 2006, the Committee directly engaged Schuster-Zingheim and Associates, Inc. (“Schuster-Zingheim”), an outside compensation consultant, to assist the Committee in its evaluation of compensation for our executive officers and directors. The Committee instructed the consultant to prepare a detailed analysis of the Company’s current compensation and the compensation practices of other companies that are within a benchmarking group selected by the Committee, and to make recommendations for changes to the existing compensation program. We discuss the reports and recommendations of Schuster-Zingheim with respect to 2006 compensation of our Named Executive Officers in more detail under the heading “How does the Company determine the amount (and the formula) for each element of compensation paid to its Named Executive Officers?” on page 23 of this proxy statement. Schuster-Zingheim does not provide any other services to our Company.
     Role of Executive Officers in Determining Executive Compensation. All compensation decisions are made by the Committee and, with respect to everyone but the CEO, are approved by the Board. NYSE rules and, as noted above, the Committee’s charter, requires the Committee to solely approve the CEO’s compensation. Management works with the Committee in establishing the agenda for Committee meetings and in preparing meeting information. Management provides information to the Committee on the performance of the executive officers for the Committee’s consideration and provides such other information as the Committee may request. Management also assists the Committee in recommending salary levels and the type and structure of other awards. The executive officers are also available to the compensation consultant to provide information as requested by the consultant. As described below under the heading “What are the elements of the Company’s compensation program? — Annual Incentives,” executive officers also play a role in setting the targets for business unit performance or other goals for the Company’s annual incentive plans. At the request of the Chairman of the Committee, the CEO or other officers may attend and participate in portions of the Committee’s meetings.

What are the objectives of the Company’s compensation programs?
          The principal objectives of the Company’s executive compensation strategy are to attract and retain talented executives, reward business results, strongly differentiate pay based on performance and align the interest of executives with shareholders. The objectives are based on the following core principles, which we explain in greater detail below:
•	Business Performance Accountability. Compensation should be tied to the Company’s performance in several key areas so that executives are focused on specific strategic and operating objectives and are held accountable through their compensation for the performance of the Company.

•	Individual Performance Accountability. Compensation should be tied to an individual’s performance so that individual contributions to the Company’s performance are rewarded.

•	Alignment with Shareholder Interests. Compensation should be tied to the Company’s stock performance through performance-based stock incentives so that executives’ interests are aligned with those of our shareholders.

•	Retention. Compensation should be designed to promote key employee retention.

•	Competitiveness. Finally, the compensation program should be designed to attract, retain and reward key leaders critical to the Company’s success by providing competitive total compensation.
What is the compensation program designed to reward?
          The objectives of our compensation programs can generally be summed up in one word: performance. In addition to rewarding business and individual performance, the compensation program is designed to promote both annual performance objectives and longer-term performance objectives.
          Annual incentives in our compensation program are principally cash-based. Annual incentives promote superior operational performance, disciplined cost management, and increased productivity and efficiency that contributes significantly to positive results for Pinnacle West shareholders and APS customers. The elements of our compensation program that promote annual performance objectives are described below under the heading “What are the elements of the Company’s compensation program? — Annual Incentives” on page 19 of this proxy statement.
          Long-term incentives in our compensation program are principally stock-based. Our stock-based incentives in 2006 promote shareholders’ interests through a focus on Company performance relative to a peer index. The elements of our 2006 compensation program that promote long-term performance objectives are our performance shares and retention units (see the following paragraph). We describe these awards below under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives” on page 20 of this proxy statement.
          On December 13, 2006, our Board, acting on the recommendation of the Committee, restructured the Company’s long-term incentive program to replace, on a going-forward basis, the compensation opportunity previously afforded key employees through grants of performance shares and stock options, with grants of performance shares and retention units or restricted stock units (“RSUs”). We describe these retention units and RSUs below under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives” on page 20 of this proxy statement. This restructured program is intended to afford key employees the opportunity to earn long-term incentive compensation comparable with their opportunity in prior years. The focus of the restructured program is to motivate long-term performance while promoting key employee retention.
          While our emphasis is on performance incentives, a compensation program must also have elements that are not solely performance-based in order to be competitive in attracting and retaining talented executives. However, we attempt to set these elements at a level that is consistent with our performance objectives. For example, our consistent practice of setting base salaries in the median competitive range emphasizes performance-based compensation objectives. The lack of any significant perquisites emphasizes performance-based compensation objectives. The absence of traditional employment agreements for substantially all of our executive officers, including the Chief Executive Officer and Chairman of the Board, promotes accountability and does not reward poor performance through the payment of severance benefits traditionally paid under employment agreements.

What are the elements of the Company’s compensation program?
          In general, the Company’s compensation program consists of three major elements: base salary, performance-based annual incentives, and long-term incentives consisting of both performance-based awards and other equity-based awards designed to promote key employee retention. In addition, the Company provides pension programs, deferred compensation programs, a limited number of perquisites, and change-in-control arrangements.
          Base Salary. The Committee reviews competitive salary information and individual salaries for executive officers on an annual basis. The Named Executive Officers do not have a contractual right to receive a fixed base salary. In considering individual salaries, the Committee reviews the scope of job responsibilities, internal equity, individual contributions, business performance and current compensation compared to market practices. The base salaries paid to the Company’s executive officers during 2006 overall were competitive with the median salaries in both the utility industry and the compensation analysis blended market. See “How does the Company determine the amount (and the formula) for each element of compensation paid to its Named Executive Officers?” in this CDA on page 23 of this proxy statement. Mr. Brandt’s base salary was increased in December of 2006 to $600,000 in connection with his appointment to the position of President of APS.
          Annual Incentives. We have used incentive programs for all our employees for a number of years. The performance criteria that underlie the annual incentive programs focus on Company earnings, superior operational performance, disciplined cost management, and increased productivity and efficiency. We believe that the annual incentive programs have been effective in achieving these goals. In fact, since the Company introduced employee incentive plans in 1992, productivity has increased by 65%, as measured by the annual improvement in the number of customers served per employee. In order to promote specific goals for 2006, (a) on December 13, 2005, the Committee approved the 2006 Chairman and CEO Variable Incentive Plan (the “CEO Incentive Plan”) and (b) on December 14, 2005, the Board of Directors, acting on the Committee’s recommendation, adopted the 2006 Officer Variable Incentive Plan (the “Officer Incentive Plan” and collectively, the “2006 Incentive Plans”).
          The CEO Incentive Plan is based on the attainment of specified 2006 Company earnings. The Officer Incentive Plan was composed of two components, one of which was based on the Company’s 2006 earnings and the other on the achievement of specified business unit results. The Officer Incentive Plan provided that each relevant business unit would establish the “critical success indicators” for its operations, and that failure to achieve a particular critical success indicator could be offset by enhanced performance in other critical success indicators. The Officer Incentive Plan also provided that once a specified earnings threshold is met, the achievement of the critical success indicators, which are weighted proportionally, will determine the funding percentage in each plan, if any, subject to Committee discretion, as described below. The Company earnings levels under the 2006 Incentive Plans were as follows: $265 million (threshold); $295 million (midpoint); and $325 million (maximum).
          Each of the 2006 Incentive Plans provided that the calculation and amount of the award, if any, to each officer was in the discretion of the Committee. Accordingly, the 2006 Incentive Plans permitted the Committee to consider factors other than Company earnings and the achievement of business unit results to measure performance, including, under the Officer Incentive Plan, the CEO’s assessment of the officer’s individual performance during 2006.
          The incentive awards of the Named Executive Officers under the 2006 Incentive Plans are disclosed in the Summary Compensation Table on page 26 of this proxy statement in the column “Non-Equity Incentive Plan Compensation.” In addition to meeting earnings targets, the Company’s operational results included APS’ successful and reliable management of customer growth, which was three times the national average, while hitting a new system peak demand 9.3% higher than the previous year’s peak; APS’ coal-fired power plants establishing all-time production marks in 2006, which, when combined with the operations of APS’ other fossil units, resulted in a savings to APS’ customers of approximately $42,000,000 in fuel costs; APS’ rating as the top investor-owned utility in the West Region by J.D. Power & Associates; and APS’ completion of the first solar trough power plant in the country in almost 20 years, which plant was named one of the top 12 power plants in the world by Power Magazine. In considering payouts under the 2006 Incentive Plans, however, the Committee reduced the award amounts by the indicated percentages for each Named Executive Officer because of an unfavorable Nuclear Regulatory Commission (the “NRC”) regulatory assessment relating to the Palo Verde Nuclear Generating Station: Mr. Post (31%); Mr. Davis (28%); Mr. Brandt (28%); Mr. Levine (52%); and Mr. Flores (14%).
          In addition, under the Company’s annual incentive plans, the Committee may determine not to approve an award for any or all officers, even if the earnings and business unit targets are met. For example, in early 2006 (when the Committee would otherwise have approved incentive awards based on 2005 performance), the Committee considered the Company’s financial condition and issues facing the Company and decided to forego making any incentive payments to eligible officers even though performance targets were exceeded under the 2005 incentive plans. The incentive award that each of the Named Executive Officers was eligible to receive in early 2006, based on 2005 performance, were as follows: Mr. Post — $1,900,008; Mr. Davis — $1,200,006; Mr. Levine — $553,271; Mr. Brandt — $396,686; and Mr. Flores — $299,717. These awards were not paid.

          Award opportunities under the 2006 Incentive Plans (expressed as a percentage of the officer’s base salary) for the Chairman and CEO and the other Named Executive Officers were based on the following performance measures (weighted according to the indicated percentages):

Award Opportunity
Officer	Performance Measure(s)[1]	(Subject to Committee Discretion)[1]

William J. Post	Company Earnings	Threshold (63%) Midpoint (125%) Maximum (200%)

Jack E. Davis	Company Earnings	Threshold (37.5%) Midpoint (75%) Maximum (150%)

Donald E. Brandt	Company Earnings	Threshold (37.5%) Midpoint (75%) Maximum (150%)

James M. Levine	- Company Earnings (50%)	- Company Earnings:
- Fossil Business Unit Results (25%) and Palo Verde Business Unit
Results (25%). Fossil Business Unit Results and Palo Verde Business
Unit Results are described under Shared Services Business Unit
	Results described below for Mr. Flores.	Threshold (0%) Midpoint (25%) Maximum (50%) - Business Unit Results (up to 50%)

Armando B. Flores	- Company Earnings (50%)	- Company Earnings:
- Shared Services Business Unit Results (50%), which consists of:
- Fossil Business Unit Results (Safety Performance; Coal
Production Cost; Equivalent Availability and Capacity Factors; O&M and Capital Costs; and Environmental Performance)
- Palo Verde Business Unit Results (Safety Performance; Human Performance Events; Plant Improvement Plan Performance; Capacity Factor; Equipment Reliability; and O&M and Capital Costs);
- Delivery Business Unit Results (Safety Performance; Customer and Reliability Satisfaction; Business Performance Trends; Customer Reliability; and Environmental Performance);
- Budget Targets;
	- Safety	Threshold (0%) Midpoint (25%) Maximum (50%) - Shared Services Business Unit Results (up to 50%)

[1]	As noted above, the 2006 Incentive Plans provided that the calculation and amount of the award, if any, to each officer was at the discretion of the Committee. Accordingly, the 2006 Incentive Plans permitted the Committee to consider factors other than Company earnings and the achievement of business unit results to measure performance.
          On January 17, 2007, the Board, acting on the recommendation of the Committee, approved the Company’s 2007 annual incentive plans and, on January 16, 2007, the Committee approved the CEO component of the Company’s 2007 incentive plans. The 2007 incentive plans are substantially similar to the 2006 Incentive Plans. We describe the 2007 incentive plans and the award opportunities for our Named Executive Officers under those plans in our Current Report on Form 8-K filed on January 19, 2007.
          Long-Term Incentives. In early 2006, consistent with our past practices, we issued performance share awards and stock ownership incentive awards, each as described below. We made these awards under our 2002 Long-Term Incentive Plan (the “2002 Plan”). We have not granted stock options to the Company’s executive officers since 2003, except for a single grant in 2004 in connection with an officer’s employment agreement. We began voluntarily expensing stock options in 2002, although the accounting rules requiring the expensing of stock options did not apply to us until January 1, 2006. Stock options are not currently, and are not expected to be, a component of our long-term compensation program.
          In late 2006, we restructured our long-term compensation program to change the type of grants but not the overall incentive potential. Under our restructured program, long-term incentives will consist of performance shares and retention units or, if our shareholders approve the 2007 Plan, restricted stock unit awards (“RSUs”). We will no longer issue stock ownership incentive awards. In order to better implement our long-term compensation program, we have proposed the adoption of the 2007 Plan for approval by our stockholders. We include a description of the 2007 Plan in Proposal 3 in this proxy statement.

          Performance Shares. The 2002 Plan allows for the Company to grant performance based awards. We use performance shares to promote long-term performance. In 2004, the Company stopped granting stock options and increased its use of performance shares in order to further align the executives’ incentive with the Company’s performance. Generally, each recipient of performance shares is entitled to receive shares of common stock at the end of a three-year period based upon the Company’s earnings per share growth rate during that three-year period compared to the earnings per share growth rate of the S&P 1500 Super Composite Electric Utility Index over the same period. For the performance shares granted in 2006, the three-year performance period is from January 1, 2006 to December 31, 2008. The earnings per share growth rate for the three-year performance period is the compounded annual-growth rate of a company’s earnings per share from continuing operations (plus SunCor’s discontinued operations for purposes of calculating the Company’s earnings per share growth), on a fully-diluted basis, during the three-year period. The number of shares of common stock a recipient is entitled to receive is determined by the Company’s relative percentile ranking in the Index during the three-year performance period. The recipient must also remain employed with the Company throughout the performance period, except by way of retirement (in the case of the 2006 performance share grants). A participant who receives an award of performance shares is also entitled to a cash payment equal to the amount of dividends that the participant would have received had he or she owned the shares during the three-year performance period, plus a specified rate of interest, which, in the case of the 2006 performance share awards, is 4.68%.
          We include performance share awards granted in 2006 in the Grants of Plan-Based Awards table on page 29 of this proxy statement. These awards have been valued in the tables in accordance with SEC rules; however, if the performance targets for the 2006 awards are not achieved, the executives will receive nothing from these awards. The performance share awards granted in 2004 that vested in 2006 are disclosed in the Option Exercises and Stock Vested table on page 33 of this proxy statement in the columns under “Stock Awards.” Outstanding performance shares are also included in the Outstanding Equity Awards At Fiscal Year-End table on page 31 of this proxy statement in the “Equity Incentive Plan Awards” columns under the heading “Stock Awards.”
          We issued performance share awards in the first quarter of 2007 under the 2002 Plan for a three-year performance period from January 1, 2007 to December 31, 2009. The terms of these awards are consistent with our prior performance share grants.
          Stock Ownership Incentive Awards. The 2002 Plan allows the Company to grant ownership incentive awards. We have used stock ownership incentives to promote annual performance and stock ownership. Stock ownership aligns the interests of the officers with the long-term health and success of the Company. The stock ownership incentive awards were also designed to incentivize the officers to retain their Company stock over the long term. Each recipient who owned an average amount of stock (calculated over the twelve month period) equal to a specified multiple of such individual’s base salary was entitled to receive 4% of the average number of shares of common stock owned by the recipient during 2006 if the Company’s 2006 earnings from continuing operations (plus SunCor’s earnings from discontinued operations) met a specified threshold. The recipient must also remain employed with the Company throughout the performance period except in the case of death or disability. The share ownership requirements for executive officers are 5 times base salary in the case of the CEO; 3 times base salary in the case of the president of the Company; 2.5 times base salary in the case of Mr. Levine; and 2 times base salary in the case of Messrs. Brandt and Flores. The 2006 earnings threshold was met, so those executive officers who held the requisite number of shares were granted their corresponding stock ownership awards. See footnote 2 to the Option Exercises and Stock Vested table on page 33 of this proxy statement.
          We include stock ownership incentive awards granted in 2006 in the Option Exercises and Stock Vested table on page 33 of this proxy statement in the columns under “Stock Awards.” The 2006 stock ownership incentive awards are also included in the Grant of Plan-Based Awards table on page 29 of this proxy statement in the column marked “Estimated Future Payouts Under Equity Incentive Plan Awards.” Consistent with the restructuring of the Company’s long-term compensation program in December 2006, the Committee does not intend to grant stock ownership incentive awards. The Committee believes that grants of performance shares and retention units or RSUs are more effective forms of awards for long-term performance and key employee retention.
          Retention Units and RSUs. Retention units are incentive awards that vest over a number of years if the award recipient remains employed by the Company or one of its subsidiaries. Each retention unit represents the fair market value of one share of Company common stock on each vesting date (the “Fair Market Value”), as described in more detail below. The retention units granted in 2006:
•	vest in one-fourth increments on the first business day of each January following the grant date, so that the retention units will be fully vested on January 4, 2010;

•	fully vest before the end of the regular vesting period if the participant retires, becomes disabled, or dies (unvested retention units are forfeited if the participant terminates employment for any other reason);

•	are payable in cash to the participant as the retention units vest, in an amount equal to the number of retention units vesting multiplied by the Fair Market Value (in the case of a participant’s death, disability, or retirement before the end of the vesting period, the retention units are payable on the dates and in the percentages specified in the vesting schedule, even though fully vested);

•	accrue dividend rights equal to the amount of dividends that a participant would have received if the participant had directly owned one share of our common stock for each retention unit held by the participant, with the dividend rights payable only on the retention units that actually vest, plus interest at the rate of 5% per annum, compounded quarterly; and

•	are included in the determination of the participant’s compensation for purposes of calculating pension benefits under our supplemental excess benefit retirement program (the “Retirement Program”), to the extent the retention units ultimately vest. The Board approved an amendment to the Retirement Program on December 13, 2006 for this purpose and to permit the Committee to specifically designate future grants of retention units or similar compensation arrangements for inclusion in a recipient’s compensation for pension purposes.
           The retention unit awards are included in the Grant of Plan-Based Awards table on page 29 of this proxy statement in the column marked “All Other Stock Awards: Number of Shares of Stock or Units” and in the column marked “Grant Date Fair Value of Stock and Option Awards.” Vested awards are disclosed in the Option Exercises and Stock Vested table on page 33 of this proxy statement in the columns under “Stock Awards.” Outstanding retention units are also included in the Outstanding Equity Awards At Fiscal Year-End table on page 31 of this proxy statement in the first two columns under the heading “Stock Awards.”
          We also made conditional grants of RSUs to our Named Executive Officers under the 2007 Plan in early 2007. We discuss these grants in this proxy statement in Proposal 3 on page 44 of this proxy statement. RSUs are similar to retention units in that a key employee is awarded “units,” the value of which is based on the value of our common stock and which are subject to vesting requirements. Unlike retention units, however, upon the achievement of the vesting requirements for the RSUs, the employee generally receives shares of our common stock, the cash equivalent of those shares, or a combination of both. Depending on the RSU award agreement, either the Company or the recipient may have the election to choose between stock and cash. Grants of RSUs will be included for calculation of pension benefits only if so stated in the applicable award agreement.
          Pension programs, deferred compensation programs and change-in-control agreements.
          The Company also maintains retirement plans, deferred compensation plans and change-in-control arrangements for our officers, including the Named Executive Officers. We believe that these elements of total compensation are essential in order to be competitive in attracting and retaining the caliber of skilled executive talent that we require to be successful. The Committee and the Board consider these elements in setting other elements of executive pay.
          We describe our retirement plans under the heading “Discussion of Pension Benefits” beginning on page 35 of this proxy statement. We describe accrued benefits under our retirement plans for each of the Named Executive Officers in the Pension Benefits table beginning on page 34 of this proxy statement. See also the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table beginning on page 26 of this proxy statement.
          We describe our deferred compensation plans under the heading “Discussion of Nonqualified Deferred Compensation” beginning on page 38 of this proxy statement. We describe accrued benefits under our deferred compensation plans for each of the Named Executive Officers in the Nonqualified Deferred Compensation table beginning on page 37 of this proxy statement. See also the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table beginning on page 26 of this proxy statement.
          We describe our change-in-control arrangements under the heading “Potential Payments Upon Termination or Change-in-Control – Change-in-Control Arrangements” beginning on page 41 of this proxy statement.

          Perquisites. We have had a long-standing policy of not providing significant perquisites to our executive officers. We describe our perquisites paid to each of the Named Executive Officers in footnote 6 to the Summary Compensation Table on page 26 of this proxy statement.
Why does the Company choose to pay each element of compensation to its Named Executive Officers?
          We choose to pay each element of compensation to further the objectives of our compensation program described above, including the need to attract, retain, and reward key leaders critical to our success by providing competitive total compensation, but with a strong emphasis on performance-based incentives.
How does the Company determine the amount (and the formula) for each element of compensation paid to its Named Executive Officers?
          General. Consistent with past practice, in 2005, the Committee directly engaged Schuster-Zingheim, an outside compensation consultant, to assist the Committee in its evaluation of 2006 compensation for our executive officers. At the request of the Committee, the consultant provided the Committee with compensation information for the utility market and within a blended market comprised of 50% weighted for the utility labor market and 50% weighted for the general industry labor market (100% utility for utility-specific jobs), adjusted for our size (including, in revenue comparisons, assets managed as well as owned), and taking into account the specific duties assigned to each executive officer. Our compensation program is designed to be competitive in both the utility industry and the blended market because we need to be in a position to attract and retain quality talent as necessary in order to achieve our business goals.
          The compensation information used by the consultant and the Committee is based on an analysis of several compensation practices derived from a number of widely-accepted industry compensation surveys. The compensation information for the utility labor market was obtained in part from a survey providing an analysis of the compensation practices of a 14-company comparator group recommended by the compensation consultant, with the input of our senior management, and approved by the Committee. The 14 companies in the approved peer group are Ameren Corporation, DTE Energy Company, Entergy Corp., FPL Group Inc., Great Plains Energy Inc., OGE Energy Corp., PPL Corporation, Progress Energy Inc., Puget Energy Inc., Scana Corp., Southern Co., TECO Energy Inc., Wisconsin Energy Corp., and XCEL Energy Inc. Factors in choosing the companies in the 14-company comparator group include that they:
•	be strongly represented by nuclear companies because the Company is a large nuclear operator; and

•	include representation of companies in the S&P 1500 Super Composite Electric Utility Index because the Company’s performance shares are earned based on financial performance compared to this index.
          The consultant compares us to the peer group using regression based on revenues, which the consultant believes is the best statistical predictor of the labor market for officer positions. If regression is not available, the consultant uses tabular data representing the median of the peer group as the best predictor of pay for a job. The 14-company sample, however, is just one of seven compensation survey data points used to determine competitive compensation (three of the data points represent the utility industry and are weighted 50%, and four of the data points represent general industry and are weighted 50%). Except for the 14-company sample, the other six data points are based on revenue – either regression analysis based on revenue or tabular data that represents the median of the comparator group. Using several surveys and several survey samples provides a sound competitive compensation analysis.
          The consultant also reviewed the total compensation of the Named Executive Officers and the individual elements of that compensation, including the type and balance of annual incentives and long-term incentives, and evaluated the competitiveness of the total compensation and individual elements of compensation of each such officer based on all of the survey data discussed above. The consultant’s report, which was provided to the Committee in October 2005, also included recommendations for Committee consideration for 2006 compensation of the Named Executive Officers. The competitive position of each Named Executive Officer’s compensation was targeted in the report relative to the comparison group at various performance levels — base salary at the median of the blended market; total cash compensation (base salary plus annual cash incentive) and total direct compensation (total cash compensation plus long-term incentive) for target/goal performance at or near the median of the blended market; total cash compensation and total direct compensation for exceptional performance around or above the 75th percentile of the blended market; and below median pay for below median performance. For purpose of this analysis, survey data for determining annual and long-term incentive opportunities is averaged for a three-year period to smooth any variation that may occur in a single year in the survey data.

          The Committee then focuses on the individual executives and their individual responsibilities, skills, expertise and value added through performance, and applies these views in conjunction with the information provided by the consultant. The Committee also considers internal equity and contractual commitments in determining or recommending executive pay. For example, Mr. Levine’s employment agreement requires that APS will request that the Committee grant him equity incentive awards under the Company’s 2002 Plan in the same form as, and in an amount equal to 65% to 85% of, the base grants that Mr. Davis receives, except special awards. In making any decision with respect to an executive’s compensation, the Committee considers the officer’s total compensation, but with an increased emphasis on performance-based or other long-term compensation in lieu of base salary adjustments.
          In total, the Committee believes the Company’s compensation program is in the competitive median range and, due primarily to an additional reduction in the actual 2006 annual incentive award due to the NRC assessment, is below the competitive median for 2006.
          Named Executive Officer Compensation (excluding Mr. Post, who is discussed below). The consultant’s October 2005 report concluded that, at that time, (i) the total direct compensation (total cash compensation paid plus long-term incentive grants) for Messrs. Brandt, Davis, Levine and Flores was significantly below the median total direct compensation of the blended industry group (ranging from between 60% to 74% of the median) because the consultant concluded that the February 2005 performance share grants were “less than competitive” and (ii) the base salary and total cash compensation (base salary plus cash incentives) for Messrs. Brandt, Davis, Levine and Flores were within a competitive range of the median base salary and median total cash compensation, respectively, of the blended industry group.
          The consultant provided an updated report to the Committee in October 2006 to assist the Committee in its evaluation of 2007 compensation for Messrs. Brandt, Davis, Levine and Flores. The report concluded that, at that time, (i) the total direct compensation of Messrs. Brandt, Davis, Levine and Flores was significantly below the median total direct compensation of the blended industry group (ranging from between 47% to 62% of the median) because of the non-payment, in early 2006, of the 2005 annual incentive awards (see “What are the elements of the Company’s compensation program? – Annual Incentives” on page 19 of this proxy statement) and “lower-than-competitive” performance share grants in February 2006; (ii) the total cash compensation of Messrs. Brandt, Davis, Levine and Flores was significantly below the median total cash compensation of the industry group (ranging from between 47% to 57% of the median) because of the non-payment of the 2005 annual incentive awards; and (iii) the base salary of Messrs. Brandt, Davis, Levine and Flores was within a competitive range of the median base salary of the blended industry group.
          Mr. Post’s Compensation. With respect to Mr. Post’s compensation, the consultant’s October 2005 report concluded that, at that time, (i) his total direct compensation (total cash compensation paid plus long-term incentive grants) was significantly below the median total direct compensation of the blended industry group (74% of the median) because the February 2005 performance share grants were “less than competitive”; (ii) his total cash compensation (base salary plus cash incentives) was slightly above the competitive range of the median total cash compensation of the blended industry group based on his receipt in early 2005 of an incentive award for 2004 performance above market; and (iii) his base salary was within a competitive range of the median base salary of the blended industry group.
          The consultant provided an updated report to the Committee in October 2006 to assist the Committee in its evaluation of Mr. Post’s 2007 compensation. The October 2006 report concluded that, at that time, (i) Mr. Post’s total direct compensation was significantly below the median total direct compensation of the blended industry group (63% of the median) because of the non-payment, in early 2006, of the 2005 annual incentive award (see “What are the elements of the Company’s compensation program? — Annual Incentives” on page 19 of this proxy statement) and the “lower-than-competitive” performance share grant in February 2006; (ii) his total cash compensation was significantly below the competitive range of the median total cash compensation of the blended industry group (46% of median) because of the non-payment of the 2005 annual incentive award; and (iii) his base salary at that time was at the median base salary of the blended industry group.
How does each element of compensation and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements?
          Before establishing or recommending executive compensation payments or awards, the Committee considers all the components of such compensation, including current pay (salary and bonus, if any), annual and long-term incentive awards, deferred compensation, retirement benefits, outstanding equity awards, perquisites and potential change-in-control severance payments. The Committee considers each element in relation to the others when setting total compensation. See also the discussion under the heading “How does the Company determine the amount (and the formula) for each element of compensation paid to its Named Executive Officers?” above.

What impact do taxation and accounting considerations have on the decisions regarding executive compensation?
     Publicly-traded corporations generally are not permitted to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent the compensation qualifies as “performance-based.” The Company does not use the deduction as a justification for awarding compensation in excess of $1 million. However, to the extent the awards do exceed $1 million, the Company believes it is in the shareholders’ best interests to award compensation that will qualify as “performance-based” in order to take advantage of the deduction. However, the Company has not adopted a policy requiring all such compensation to be deductible. The Committee and the Board also take into account other tax and accounting consequences of its total compensation program and the individual components of compensation, and weigh these factors when setting total compensation and determining the individual elements of an officer’s compensation package.
REPORT OF THE HUMAN RESOURCES COMMITTEE
          The Human Resources Committee of the Board submitted the following report:
          The Human Resources Committee is composed of five non-employee directors, each of whom is independent as defined by NYSE rules and the Company’s Director Independence Standards.
          In accordance with SEC rules, the Human Resources Committee discussed and reviewed the Compensation Discussion and Analysis beginning on page 16 of this proxy statement with management and, based on those discussions and review, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMMITTEE CHAIRMAN	COMMITTEE MEMBERS
Roy A. Herberger, Jr.	Edward N. Basha, Jr.
Pamela Grant
William S. Jamieson, Jr.
Humberto S. Lopez

SUMMARY COMPENSATION TABLE
          In 2006, the Securities and Exchange Commission adopted new rules regarding the disclosure of executive compensation, which become effective for the Company with this proxy statement. These changes now include more detailed disclosure tables regarding the actual and potential compensation of the Company’s Named Executive Officers.
          The Summary Compensation Table below includes the following principal information, which is explained in greater detail in the footnotes:
•	Cash compensation. Generally, the cash compensation actually received by our Named Executive Officers for 2006 is the sum of the “Salary,” “Bonus,” and “Non-Equity Incentive Plan Compensation” columns below.

It is important to note the difference between cash compensation and total compensation. Named Executive Officer actual cash compensation in 2006 and the percentage of this amount compared to the “Total” compensation column is as follows: Mr. Post — $1,945,012 (26%); Mr. Brandt — $1,114,271 (70%); Mr. Davis — $1,769,852 (27%); Mr. Levine — $997,860 (33%); and Mr. Flores — $659,850 (29%).

•	Stock awards. Amounts accrued by the Company during 2006 for stock awards (such as performance shares) are shown in the “Stock Awards” and “Option Awards” columns.

A substantial portion of the shares underlying these awards can only be received in future years if the terms of the stock awards – primarily three-year performance measures – are met. Under the new disclosure rules, the value given to stock awards in the Summary Compensation Table is the amount of expense accrued by the Company for the awards, even if the awards are subject to performance measures.

•	Changes in pension value. Changes in estimated potential future pension benefits are shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

For the Named Executive Officers, except for Mr. Brandt, about one-third of their listed 2006 total compensation is comprised of these changes in estimated pension benefits. As discussed in the Pension Benefits table on page 34 of this proxy statement, the accumulated pension benefits of Messrs. Post and Davis each reflect 34 years of service to the Company.

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)[6]	($)
William J. Post, Chairman of the Board and Chief Executive Officer	2006	950,004	0	3,144,947	52,644	985,000	2,353,845	31,902	7,518,342

Donald E. Brandt, Executive Vice President and Chief Financial Officer and President and Chief Financial Officer, APS	2006	456,263	0	300,361	9,286	648,000	145,144	24,590	1,583,644

Jack E. Davis, President and COO and CEO, APS	2006	800,004	99,840	1,880,218	21,334	860,000	2,885,510	24,590	6,571,496

James M. Levine, Executive Vice President, Generation, APS	2006	600,012	99,840	1,010,946	13,860	288,000	995,571	21,094	3,029,323

Change in Pension
Value and
Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)[6]	($)
Armando B. Flores, Executive Vice President, Corporate Business Services, APS	2006	340,842	0	722,353	6,190	309,000	873,431	29,625	2,281,441

[1]	In 1999, the Company added to Jack Davis’ compensation package a grant of 2000 shares of restricted stock. This grant was awarded each year through 2004. In 2005 and 2006, restricted stock was no longer available for issuance under the Company’s equity plans, so the Human Resources Committee and the Board granted Mr. Davis a cash payment equal to the value of 2000 shares of the Company’s common stock. A similar annual grant was provided to Mr. Levine since 2002 pursuant to his employment agreement. The SEC’s new disclosure rules require the payments to Mr. Davis and Mr. Levine be included in the “bonus” column since the payments were not performance-based.

[2]	This column reflects the dollar amount accrued by the Company during 2006 for financial reporting purposes for stock awards held by the Named Executive Officers and does not reflect value actually received by the Named Executive Officers.

•	Performance Shares. With respect to the performance shares, we estimate the amount accrued based upon projections of the Company’s performance and projections of those companies in the comparator group. As earnings per share are reported by comparator companies, as new information becomes available, or as significant changes to the Company’s earnings become known, these estimated are updated. As such, based upon our best estimates, the 2006 compensation expense accrued for the 2004 grant assumes 100% of the target number of shares will be awarded, the 2005 grant assumes 75% of the target number of shares will be awarded, and the 2006 grant assumes 100% of the target number of shares will be awarded. The 2003 Performance Shares were not awarded, primarily due to the impacts of regulatory disallowance upon earnings. As a result, the compensation expense recorded for financial reporting purposes from 2003 through 2005 for this award was reversed in 2006 and resulted in a deduction in the Stock Awards column for each of the Named Executive Officers. In addition, the actual number of shares issued to the Named Executive Officers under the 2004 grant is set forth in the Option Exercise and Stock Vested table on page 33 of this proxy statement. The expense accrued for this award will be adjusted in 2007 to reflect the change from 100% of the target shares to 54.6% of the target shares, consistent with the number of shares actually awarded in 2007. Furthermore, with respect to the 2006 grant, pursuant to the terms of the award agreements, the employees become fully vested in the award upon retirement. Because all of the Named Executive Officers, with the exception of Mr. Brandt, reached the age of retirement and attained the requisite years of service at the grant date, their entire awards were accrued on the grant date. Mr. Brandt’s award will be accrued over the three year vesting period of the award.
•	Retention Units. The retention units are payable in 25% annual increments, beginning January 2, 2007 and ending January 4, 2010. Pursuant to the terms of the award agreement, the employee becomes fully vested in the award upon retirement, although the awards will be paid out over the standard vesting period described in the previous sentence. Under FASB 123(R), we are required to accrue the entire compensation expense for retirement eligible employees on the date of the grant, as no additional services are required beyond that date. Because all of the Named Executive Officers, wit the exception of Mr. Brandt, had reached the age of retirement and attained the requisite years of service at the grant date, their entire awards were accrued on the grant date. Mr. Brandt’s award will be accrued over the standard vesting period of the award.
•	Ownership Incentive Awards. The likelihood of a Named Executive Officer’s stock ownership is considered in the calculation of compensation expense. Because of the significant stock ownership requirements of these awards and the current holdings of the Named Executive Officers, no dollars were accrued in connection with the stock ownership incentive awards granted to Messrs. Post, Brandt and Davis.

3 This column represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to fiscal year 2006 for stock option grants made in prior years. In order to calculate the 2006 accrual associated with outstanding stock options (which consists of stock options granted in 2003 and, for Mr. Levine, in 2004 also), we used the Black-Scholes option-pricing model. The following weighted-average assumptions were used to calculate the fair value of the stock options granted in 2003: risk-free interest rate (3.345%); dividend yield (5.26%); volatility (38.03%); and expected life (5 years). In addition, Mr. Levine’s 2004 stock options had the following weighted-average assumptions: risk-free interest rate (3.150%); dividend yield (4.76%); volatility (17.04%); and expected life (5 years). The Company did not grant stock options to the Named Executive Officers in 2006 and has not granted stock options since 2004. There were no forfeitures of stock options during the year.
4 This amount consists solely of the awards made under the 2006 Incentive Plans, which are discussed under the heading “What are the elements of our compensation program? — Annual Incentives” in the CDA on page 19 of this proxy statement.
5 The amount in this column consists of: (i) the estimated aggregate change in the actuarial present value from December 31, 2005 to December 31, 2006 of each of the Named Executive Officer’s accumulated benefit payable under all defined benefit and actuarial pension plans (including supplemental plans) as follows: Mr. Post — $2,330,983 (Mr. Post is eligible to retire at age 60 and receive the full retirement benefit); Mr. Brandt — $142,091; Mr. Davis — $2,861,162 (Mr. Davis is 60 and is currently eligible to retire and receive the full retirement benefit); Mr. Levine — $954,860 (Mr. Levine is currently 57 and was eligible to retire on December 31, 2006 and receive the full retirement benefit as a result of his employment agreement; Mr. Levine retired on February 28, 2007); and Mr. Flores — $860,961 (Mr. Flores is 63 and currently eligible to retire and receive the full retirement benefit); and (ii) the above-market portion of interest accrued under the deferred compensation plan as follows: Mr. Post — $22,862; Mr. Brandt — $3,053; Mr. Davis — $24,348; Mr. Levine — $40,711; and Mr. Flores — $12,470. Under the SEC’s disclosure rules, the above-market portion of interest is determined by reference to 120% of the applicable federal long-term rate, with compounding. See the discussion on the rates of interest applicable to the deferred compensation program under the heading “Discussion of Nonqualified Deferred Compensation” on page 38 of this proxy statement. The change in pension value is based on various factors, including level of compensation and assumptions such as interest rate, discount factors, and mortality tables. A change in any of these assumptions may trigger a change in the amount reported in this table but may not change the actual amount of the benefit payable to the executives.
6 The amount in this column consists of: (i) the Company’s contributions under the Company’s 401(k) plan as follows: Mr. Post — $9,900; Mr. Brandt — $9,900; Mr. Davis — $9,900; Mr. Levine — $6,600; and Mr. Flores — $9,900; (ii) with respect to Messrs. Post, Levine, and Flores, executive life insurance premiums as follows: Mr. Post —$11,062; Mr. Levine — $3,554; and Mr. Flores — $5,094; and with respect to each of the Named Executive Officers, a $61 premium for an accidental death and dismemberment policy; and (iii) perquisites and personal benefits (consisting of a car allowance, a maximum annual physical benefit and, with respect to Messrs. Brandt, Davis, and Flores, financial planning services), in the aggregate amounts as follows: Mr. Post — $10,879; Mr. Brandt — $14,629; Mr. Davis — $14,629; Mr. Levine — $10,879; and Mr. Flores — $14,570.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Options
								Awards:	Awards:	Exercise	Grant
								Number of	Number of	or Base	Date Fair
		Estimated Possible Payouts Under Non-			Estimated Future Payouts Under			Shares of	Securities	Price of	Value of
		Equity Incentive Plan Awards[1]			Equity Incentive Plan Awards			Stock or	Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)[3]	($)	($)	(#)	(#)	(#)	(#)	(#)	($/S)	Awards[2]
William J. Post,	12/14/2005	598,503	1,187,505	1,900,008
Chairman of the Board
and Chief Executive	02/21/2006[4]				22,500	45,000	90,000				1,867,500
Officer
	02/21/2006[5]					4,392					0

	12/13/2006[6]							21,034			1,050,017

Donald E. Brandt,	12/14/2005	225,000	450,000	900,000
Executive Vice
President and Chief	02/21/2006[4]				5,050	10,100	20,200				419,150
Financial Officer and
President and Chief Financial	02/21/2006[5]					844					0
Officer, APS
	12/13/2006[6]							11,018			550,019

Jack E. Davis,	12/14/2005	300,002	600,003	1,200,006
President and COO and CEO,
APS	02/21/2006[4]				10,000	20,000	40,000				830,000

	02/21/2006[5]					2,219					0

	12/13/2006[6]							19,030			949,978

James M. Levine,	12/14/2005	1	300,006	600,012
Executive Vice
President, Generation, APS	02/21/2006[4]				6,100	12,200	24,400				506,300

	02/21/2006[5]					1,558					64,657

	12/13/2006[6]							7,011			349,989

Armando B. Flores,	12/14/2005	1	180,012	360,024
Executive Vice
President, Corporate	02/21/2006[4]				3,543	7,085	14,170				294,028
Business Services, APS
	02/21/2006[5]					795					32,993

	12/13/2006[6]							7,011			349,989

[1]	The amounts in this column represent the possible payouts under the 2006 Incentive Plans, which are described under the heading “What are the elements of the Company’s compensation program? — Annual Incentives” in the CDA on page 19 of this proxy statement. The actual amounts paid to the Named Executive Officers are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 26 of this proxy statement.

[2]	The amount in this column represents the full grant date fair value for financial reporting purposes for the 2006 performance share awards, 2006 stock ownership incentive awards and retention units. With respect to the performance shares (see footnote 4 below), and based upon available information about the Company and the comparator companies at the date of the grant, we valued the awards using 100% of the target award and, in accordance with FASB 123(R), the closing stock price on the date of the grant. With respect to the stock ownership incentive awards (see footnote 5 below), based on a comparison between the current shares owned by each of the Named Executive Officers and the estimated target number of shares the officers would be required to own to be awarded the ownership incentive shares, we valued the awards at $0 for Messrs. Post, Davis and Brandt and, with respect to Messrs. Levine and Flores, we valued the awards using the closing market price on the date of grant in accordance with FASB 123(R), based on the receipt of 1,558 shares for Mr. Levine and 795 shares for Mr. Flores. With respect to the retention units (see footnote 6 below), we valued the awards using the number of retention units awarded multiplied by, in accordance with FASB 123(R), the closing stock price on the date of the grant.

[3]	As required by SEC rules, the “Estimated Possible Payouts” in this column represent the “threshold,” “target,” and “maximum” payouts the Named Executive Officers were eligible to receive under the 2006 Incentive Plans, although any awards were subject to the discretion of the Human Resources Committee. The actual awards payable to the Named Executive Officers under the 2006 Incentive Plans are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 26 of this proxy statement and reflect reductions from what the Named Executive Officers could have received based solely on the attainment of the performance measures under the 2006 Plans. With respect to Messrs. Levine and Flores, the minimum amount payable for which each officer would have been eligible to receive was calculated based on the Company earnings achieving the threshold amount, which would result in no payment with respect to the Company’s earnings portion of the 2006 Incentive Plans, and the business unit results at the lowest possible award. See “What are the elements of the Company’s compensation program? — Annual Incentives” in the CDA on page 20 of this proxy statement for additional information about the 2006 Incentive Plans and the reduced incentive payments.

[4]	This amount represents the 2006 performance share award made pursuant to the 2002 Plan and described under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives – Performance Shares” in the CDA on page 21 of this proxy statement.

[5]	This amount represents the 2006 stock ownership incentive award made pursuant to the 2002 Plan and described under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives – Stock Ownership Incentive Awards” in the CDA on page 21 of this proxy statement. The payout of this award requires, in part, achievement of a relatively high stock ownership threshold based on a multiple of base salary. None of the Named Executive Officers received the ownership incentive award except for Mr. Levine, who received 1,558 shares, and Mr. Flores, who received 795 shares.

[6]	This amount represents the retention units granted in 2006 and described under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives – Retention Units and RSUs” in the CDA on page 21 of this proxy statement.
EMPLOYMENT AGREEMENTS
          Neither Mr. Post nor Mr. Davis has an employment agreement with the Company.
          APS and Mr. Levine entered into a five-year employment agreement effective as of October of 2002. Mr. Levine retired from his position with the Company, effective February 28, 2007, at which time his employment agreement terminated. While the employment agreement was in effect, Mr. Levine was entitled to participate in various incentive plans and he received annual restricted stock or cash grants (see the “Bonus” column in the Summary Compensation Table). Under his employment agreement, Mr. Levine was credited with an additional five years of service for pension purposes under the Pinnacle West Capital Corporation Supplemental Excess Benefit Retirement Plan (the “Supplemental Plan”). Mr. Levine is providing consulting services to APS for a six-month period following his retirement for $50,000 per month, which is equal to his final monthly base salary of $50,000 per month. Consistent with Mr. Levine’s twenty-two years of credited service to APS and his agreement, Mr. Levine receives normal pension benefits as well as life insurance and medical coverage.
          The Company and Mr. Brandt entered into a letter agreement in November of 2002, pursuant to which five (5) years of service was credited to Mr. Brandt’s pension vesting only, effective as of the date of his employment.
          The Company and Mr. Flores entered into a letter agreement in July of 1995, pursuant to which eight (8) years of service was credited to Mr. Flores for his pension benefit under the Supplemental Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
									Equity
									Incentive	Equity
				Equity					Plan	Incentive Plan
				Incentive					Awards:	Awards:
				Plan				Market	Number of	Market or
				Awards:			Number	Value of	Unearned	Payout Value
		Number of	Number of	Number of			of Shares	Shares or	Shares,	of Unearned
		Securities	Securities	Securities			or Units	Units of	Units or	Shares, Units
		Underlying	Underlying	Underlying			of Stock	Stock	Other	or Other
		Unexercised	Unexercised	Unexercised	Option		That Have	That	Rights	Rights That
	Option	Options	Options	Unearned	Exercise	Option	Not	Have Not	That Have	Have Not
	Grant	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date[1]	Exercisable	Unexercisable	(#)	($)	Date	(#) [2]	($) [3]	(#)	($) [4]
William J. Post,	12/17/1997	16,500	0	0	39.75	12/16/2007
Chairman of the Board
and Chief Executive	11/18/1998	20,000	0	0	46.78	11/17/2008
Officer
	01/20/1999	70,000	0	0	41.00	1/19/2009

	11/17/1999	37,500	0	0	34.66	11/16/2009

	11/15/2000	65,000	0	0	44.03	11/14/2010

	11/14/2001	65,000	0	0	42.55	11/13/2011

	06/19/2002	108,000[5]	0	0	38.37	06/18/2012

	03/18/2003	85,750	0	0	32.29	03/17/2013

							21,034	1,066,213

									15,425[6]	781,893

									22,500[7]	1,140,525

Donald E. Brandt,		0	0	0
Executive Vice President and
Chief Financial Officer and							11,018	558,502
President and Chief Financial Officer, APS

									2,725[6]	138,130

									5,050[7]	255,985

Jack E. Davis,	11/18/1998	13,500	0	0	46.78	11/17/2008
President and COO and
CEO, APS	11/15/2000	26,250	0	0	44.03	11/14/2010

	11/14/2001	26,250	0	0	42.55	11/13/2011

							19,030	964,631

									6,250[6]	316,813

									10,000[7]	506,900

	Option Awards						Stock Awards
									Equity
									Incentive	Equity
				Equity					Plan	Incentive Plan
				Incentive					Awards:	Awards:
				Plan				Market	Number of	Market or
				Awards:			Number	Value of	Unearned	Payout Value
		Number of	Number of	Number of			of Shares	Shares or	Shares,	of Unearned
		Securities	Securities	Securities			or Units	Units of	Units or	Shares, Units
		Underlying	Underlying	Underlying			of Stock	Stock	Other	or Other
		Unexercised	Unexercised	Unexercised	Option		That Have	That	Rights	Rights That
	Option	Options	Options	Unearned	Exercise	Option	Not	Have Not	That Have	Have Not
	Grant	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date[1]	Exercisable	Unexercisable	(#)	($)	Date	(#) [2]	($) [3]	(#)	($) [4]
James M. Levine,	12/17/1997	5,500	0	0	39.75	12/16/2007
Executive Vice
President, Generation,	11/18/1998	5,500	0	0	46.78	11/17/2008
APS
	11/15/2000	13,000	0	0	44.03	11/14/2010

	11/14/2001	13,000	0	0	42.55	11/13/2011

	06/19/2002	15,625[5]	0	0	38.37	06/18/2012

							7,011	355,388

									4,075[6]	206,562

									6,100[7]	309,209

Armando B. Flores,		0	0	0
Executive Vice President,
Corporate Business Services,							7,011	355,388
APS

									2,725[6]	138,130

									3,543[7]	179,595

[1]	The options became exercisable one-third of the grant per year commencing on the first anniversary of the grant date, except as otherwise specified in footnote 5.

[2]	This amount represents the retention units awarded in 2006 and described under the heading “What are the elements of the Company’s compensation program? – Long-Term Incentives – Retention Units and RSUs” in the CDA on page 21 of this proxy statement.

[3]	The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2006 ($50.69 per share as of December 29, 2006) by the number of retention units listed for the specified officer.

[4]	The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2006 ($50.69 per share as of December 29, 2006) by the number of performance shares listed for the specified officer.

[5]	These options became exercisable one-third of the grant on June 19, 2003, one-third of the grant on December 19, 2003 and the remaining one-third on December 19, 2004.

[6]	This amount represents the performance shares granted in 2005. SEC rules require us to assume a number of shares equal to the 25th percentile payout level of the performance shares for the 2005 performance share grants, although the actual number of shares awarded, if any, will not be determined until the expiration of the performance period, which ends on December 31, 2007. The payout of the performance shares granted in 2004 and the ownership incentive awards granted in 2006 are reported in the Option Exercises and Stock Vested table on page 33 of this proxy statement.

[7]	This amount represents the performance shares granted in 2006. SEC rules require us to assume a number of shares equal to the 25th percentile payout level of the performance share grants for the 2006 performance share grants, although the actual number of shares awarded, if any, will not be determined until the end of the performance period, which ends on December 31, 2008.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized On	Number of Shares
	Acquired on Exercise	Exercise	Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)[1]	(#)[2]	($)[3]
William J. Post, Chairman of the Board and Chief Executive Officer	17,000	207,628	16,844	835,631

Donald E. Brandt, Executive Vice President and Chief Financial Officer and President and Chief Financial Officer, APS	5,042	56,598	2,975	147,590

Jack E. Davis, President and COO and CEO, APS	76,583	451,558	6,825	338,588

James M. Levine, Executive Vice President, Generation, APS	16,880	161,334	6,007	295,390

Armando B. Flores, Executive Vice President, Corporate Business Services, APS	10,542	58,015	3,770	185,694

[1]	Represents the number of options exercised multiplied by the difference between the market price of the Company’s common stock on the exercise date and the exercise price of the options. The officers who exercised options retained all shares received upon the exercise of options, except for those sold for the purpose of meeting option exercise costs and estimated tax-withholding requirements. As a result, rather than “realizing” value on the option exercises, the officers essentially converted the “in-the-money” value of the options, less taxes, into shares of Company common stock.

[2]	The amount in this column consists of: (i) performance shares granted in 2004 as follows: Mr. Post – 16,884; Mr. Brandt – 2,975; Mr. Davis – 6,825; Mr. Levine – 4,449; and Mr. Flores – 2,975; which were issued on April 9, 2007; and (ii) 2006 stock ownership incentive awards as follows: Mr. Levine 1,558 shares and Mr. Flores 795 shares; which were issued on February 22, 2007.

[3]	The value realized for the performance shares granted in 2004 is the closing market price on April 9, 2007 and for the ownership incentive awards is the closing market price on February 22, 2007.

PENSION BENEFITS
     The Pension Benefits table below includes estimates of the potential future pension benefits for each Named Executive Officer based on various actuarial assumptions, such as the life expectancy of each Named Executive Officer and his spouse and “discount rates.” As shown in the table, a key component of these estimates is each Named Executive Officer’s years of service to the Company.

		Number of Years		Present Value of		Payments During
		Credited Service		Accumulated Benefits		Last Fiscal Year
Name	Plan Name	(#)		($)[1]		($)
William J. Post,	Pinnacle West Capital Corporation Retirement Plan	34		1,095,475	[2]	0
Chairman of the
Board and Chief	Pinnacle West Capital Corporation Supplemental
Executive Officer	Excess Benefit Retirement Plan (the
	“Supplemental Plan”)	25	[3]	9,934,281	[2]	0
	Arizona Public Service Company Deferred
	Compensation Plan (the “APS Plan”)	N/A	[4]	1,008,844	[5]	0

Donald E. Brandt,	Pinnacle West Capital Corporation Retirement Plan	4		66,429	[6]	0
Executive Vice
President and Chief
Financial Officer and President and Chief Financial Officer, APS	Pinnacle West Capital Corporation Supplemental
	Excess Benefit Retirement Plan	4		451,428	[6]	0

Jack E. Davis,	Pinnacle West Capital Corporation Retirement Plan	34		1,310,978	[7]	0
President and COO
and CEO, APS
	Pinnacle West Capital Corporation Supplemental
	Excess Benefit Retirement Plan	25	[3]	9,725,510	[7]	0

	Arizona Public Service Company Deferred
	Compensation Plan	N/A	[8]	1,224,776	[9]	0

James M. Levine,
Executive Vice	Pinnacle West Capital Corporation Retirement Plan	17		369,386	[10]	0
President,
Generation, APS
	Pinnacle West Capital Corporation Supplemental
	Excess Benefit Retirement Plan	22		6,387,213	[10]	0

Armando B. Flores,
Executive Vice	Pinnacle West Capital Corporation Retirement Plan	15		455,838	[11]	0
President, Corporate Business Services, APS
	Pinnacle West Capital Corporation Supplemental
	Excess Benefit Retirement Plan	23		3,197,711	[11]	0

[1]	See Note 8 of the Notes to Consolidated Financial Statements in the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”) for additional information about the assumptions used by the Company in calculating pension obligations.

[2]	The amount shown is the present value of Mr. Post’s accumulated benefits to be paid at age 60, the earliest age at which he could retire with no reduction in benefits, assuming: (i) he elects to receive his account balance benefit as monthly payments; and (ii) he elects a 50% joint and survivor benefit level.

[3]	Under the terms of this plan, no additional benefit is awarded for credited years of service over 25 years of service.

[4]	Mr. Post made his contribution to the APS Plan in 1986. He became vested in the payout at age 55, 19 years from the date of his investment. This plan was only offered from 1984-1986.

[5]	Represents the present value of Mr. Post’s benefit under his current election to begin these payments at age 60.

[6]	The amount shown is the present value of Mr. Brandt’s accumulated benefits to be paid at age 65, assuming: (i) he elects to receive his account balance benefit as monthly benefits; and (ii) he elects a 50% joint and survivor benefit level. If Mr. Brandt were to terminate his employment before completing 5 years of service, all accumulated benefits would be paid out of the Supplemental Plan due to the 5 years service credited to his pension for vesting purposes pursuant to his employment agreement. See “Employment Agreements” on page 30 of this proxy statement. Absent that agreement, if Mr. Brandt were to terminate his employment before completing 5 years of service, his pension benefit would be $0.

[7]	The amount shown is the present value of Mr. Davis’s accumulated benefits to be paid currently, since Mr. Davis is currently eligible to retire with no reduction in benefits, assuming: (i) he elects to receive his account balance benefit as monthly payments; and (ii) he elects a 50% joint and survivor benefit level.

[8]	Mr. Davis made his contributions to the APS Plan in 1984 and 1985. He became vested in the payout at age 55, 17 years from the date of his initial investment. As noted in footnote 4, this plan was only offered from 1984-1986.

[9]	The benefit amount is the present value of Mr. Davis’s benefit under his current election to begin these payments at age 65.

[10]	The amount shown is the present value of Mr. Levine’s accumulated benefits to be paid currently since, as a result of the additional years of service credited to him pursuant to his agreement, Mr. Levine was eligible to retire at December 31, 2006 with no reduction in benefits, assuming he elects a 50% joint and survivor benefit level. The benefit augmentation related to his employment agreement is $1,755,606 for 5 additional years of service, $717,196 for additional accruals, and $506,744 for early retirement subsidy. Mr. Levine retired from the Company effective February 28, 2007. Based on his retirement date and years of service, the present value of Mr. Levine’s accumulated benefit is $396,909 with respect to the Pinnacle West Capital Corporation Retirement Plan (the “Qualified Plan”) and $7,169,190 with respect to the Supplemental Plan. Mr. Levine has an additional 5 years of service credited to him in the Nonqualified Plan pursuant to an employment agreement with the Company. See “Employment Agreements” on page 30 of this proxy statement.

[11]	The amount shown is the present value of Mr. Flores’ accumulated benefits to be paid currently since Mr. Flores is currently eligible to retire with no reduction in benefits, also assuming: (i) he elects to receive his account balance benefit as monthly payments; and (ii) he elects a 50% joint and survivor benefit level. Mr. Flores has an additional 8 years of service credited to him in the Supplemental Plan pursuant to an agreement with the Company. See “Employment Agreements” on page 30 of this proxy statement. The additional 8 years of service represent $1,134,976 of the present value of his benefit to be paid currently.
DISCUSSION OF PENSION BENEFITS
     Supplemental Plan and Retirement Plan. The Supplemental Plan provides retirement benefits for key salaried employees in addition to those under the Pinnacle West Capital Corporation Retirement Plan (the “Retirement Plan”). Total benefits payable from the Supplemental Plan are reduced by benefits payable from the Retirement Plan so that the Supplemental Plan pays only the difference between the total benefit payable under the Supplemental Plan less the benefit payable under the Retirement Plan; as a result, an executive who participates in the Supplemental Plan does not receive duplicative benefits.
     The Retirement Plan is the Company’s tax-qualified, non-contributory retirement plan for salaried and hourly employees. Prior to April 1, 2003, benefits under the Retirement Plan and the Supplemental Plan accrued in accordance with a traditional retirement plan formula based on average annual compensation and years of service (the “Traditional Formula”). Effective April 1, 2003, the Company modified the formula under which benefits accrue under the Retirement Plan and the Supplemental Plan to a retirement account balance formula (the “Account Balance Formula”). As part of the modification, all participants were able to elect to either (a) continue to earn benefits calculated under the Traditional Formula or (b) earn benefits calculated under the Traditional Formula for service through March 31, 2003, but with respect to service after that date, earn benefits calculated under the Account Balance Formula. The benefits of Mr. Levine are calculated under the Traditional Formula. The benefits of Messrs. Post, Brandt, Davis and Flores are calculated under the Traditional Formula with respect to service completed prior to April 1, 2003, and under the Account Balance Formula with respect to service completed on and after April 1, 2003.
     Under the Traditional Formula of the Supplemental Plan, a participant’s monthly benefit for life beginning at normal retirement age (age 65 with five years of service or age 60 with 20 years of service) is equal to the following:
•	3% of the participant’s average monthly compensation multiplied by the participant’s first ten years of service, plus

•	2% of the participant’s average monthly compensation multiplied by the participant’s years of service in excess of ten years,

•	minus benefits payable under the Retirement Plan.
     Under the Retirement Plan, a participant’s monthly benefit for life commencing at normal retirement age (age 65 with five years of service or age 60 with 33 years of service) is equal to the participant’s average monthly compensation multiplied by 1.65% for the first 33 years of the participant’s service plus 1% of average monthly compensation for each year of service credited to the participant in excess of 33 years. In addition, the maximum monthly benefit payable under the Traditional Formula under the Supplemental Plan and the Retirement Plan is sixty percent (60%) of the participant’s average monthly compensation.
     Under both the Supplemental Plan and the Retirement Plan, a participant may elect to begin receiving his Traditional Benefit after attaining his early retirement age, which is defined as attainment of age 55 and completion of ten years of service. An individual who elects to begin his Traditional Benefit at his early retirement age will have such benefit reduced to reflect the early commencement of benefits. As of December 31, 2006, Mr. Davis would qualify for normal retirement, Mr. Post and Mr. Levine would each qualify for early retirement, under the Supplemental Plan and the Retirement Plan, and Mr. Flores would qualify for normal retirement under the Supplemental Plan and early retirement under the Retirement Plan.
     Under the Account Balance Formula, a notional account is established for each eligible participant and benefits are generally payable at termination of employment. The Company credits monthly amounts to a participant’s account. Under the Supplemental Plan, Company credits are based on the following formula:

Percent of Monthly Compensation
Age at End of Plan Year	Contribution Rate
Less than 35	12%
35-39	14%
40-44	16%
45-49	20%
50-54	24%
55 and over	28%
     Under the Retirement Plan, Company credits are based on the following formula:

Age Plus Whole Years of Service at End	Percent of Monthly Compensation
of Plan Year	Contribution Rate
Less than 40	4%
40-49	5%
50-59	6%
60-69	7%
70-79	9%
80 and over	11%
     In addition, participants in the Retirement Plan on December 31, 2002 are eligible for up to 10 years of transition credits based on age and years of service (with the maximum transition credit being equal to 2.75% of average monthly compensation).
     For purposes of calculating benefits under both the Traditional Formula and the Account Balance Formula under the Retirement Plan, compensation consists solely of base salary up to $220,000 (as adjusted for cost-of-living), including any amounts voluntarily contributed under the Company’s 401(k) plan and salary reduction contributions under the Company’s flexible benefits plan and its qualified transportation arrangement under Section 132(f) of the Internal Revenue Code. Other components of compensation related to amounts voluntarily deferred under other deferred compensation plans, bonuses and incentive pay are not taken into account. Compensation under the Supplemental Plan does include these additional components of compensation (with certain exceptions) plus base salary beyond the $220,000 limit.
     For purposes of the Traditional Formula, the average monthly compensation is the average of the highest 36 consecutive months of compensation in the final 10 years of employment. For purposes of the Account Balance Formula, contributions are made on the basis of the participant’s then current monthly compensation calculated as described above.
     Although years of service begin accruing on the date of employment, benefits do not vest until the completion of five years of service. The Company has from time to time granted key executives additional years of service and/or additional benefits as a percentage of average monthly compensation under the Supplemental Plan when necessary and appropriate to recruit and retain such executives. All such arrangements are pursuant to written agreements. Under the terms of Mr. Brandt’s employment agreement, five years of service was credited to his pension vesting, and under the terms of Mr. Flores’ employment agreement, he received eight years of service for the purpose of calculating future pension benefits under the Supplemental Plan. Under the terms of Mr. Levine’s employment agreement, he was credited with an additional five years of service for pension purposes, resulting in a total of twenty years of service as of January 2004, and his pension benefit grew at 3% per year until he retired in early 2007. Pursuant to his agreement, Mr. Levine also receives an unreduced benefit regardless of age.
     Benefits are generally payable, as the participant elects, in the form of a level annuity, with or without survivorship, or a lump sum; however, benefits under the Traditional Formula are generally not available as a lump sum but are paid in the form of an annuity. Optional benefit forms are of relative actuarial value under the Qualified Plan. In the Supplemental Plan, the 50% joint and survivor benefit form is fully subsidized, and the other benefit forms are partially subsidized.
     Benefits under the Retirement Plan are paid from a tax-exempt trust. Benefits under the Supplemental Plan are paid from the general assets of the Company.
     APS Plan. Under the terms of the APS Plan, amounts are paid in ten equal annual installments commencing with the year elected by the participant. Under Mr. Post’s current election, he will receive ten annual installments of $162,020 each beginning at age 60. Under Mr. Davis’s election, he will receive ten annual installments of $208,304 each beginning at age 65. The purpose of the APS Plan was to provide participants with the ability to defer a portion of their compensation and receive in return a monthly retirement benefit. This plan was only offered in 1984-1986.
NONQUALIFIED DEFERRED COMPENSATION

		Registrant		Aggregate
	Executive Contributions	Contributions in Last	Aggregate Earnings	Withdrawals/	Aggregate Balance at
	in Last Fiscal Year	Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal Year End
Name	($)[1]	($)	($)[2]	($)	($)[3]
William J. Post, Chairman of the Board and Chief Executive Officer	0	0	106,498	0	1,526,475

Donald E. Brandt, Executive Vice President and Chief Financial Officer and President and Chief Financial Officer, APS[4]	48,000	0	14,220	0	203,824

Jack E. Davis, President and COO and CEO, APS	0	0	113,421	0	1,625,697

James M. Levine, Executive Vice President, Generation, APS	48,000	0	189,649	0	2,718,305

Armando B. Flores, Executive Vice President, Corporate Business Services, APS	25,008	0	58,089	0	832,608

[1]	The amount of the executive contribution is solely from the voluntary deferral by the executive of the executive’s designated compensation and does not include any separate Company contribution. These deferred amounts are included in the “Salary” column in the Company’s Summary Compensation Table on page 26 of this proxy statement.

[2]	A portion of the amounts reported in this column is also reported as compensation in the Company’s Summary Compensation Table on page 26 of this proxy statement, including, for Mr. Post — $22,862; Mr. Brandt — $3,053; Mr. Davis — $24,348; Mr. Levine — $40,711 and Mr. Flores — $12,470. See clause (ii) of footnote 5 to the Summary Compensation Table.

[3]	The historical contributions of each Named Executive Officer to his aggregate balance at December 31, 2006, including “market rate” interest (as defined by the SEC) from the date of each contribution, is as follows: Mr. Post: $1,239,183; Mr. Brandt: $197,262; Mr. Davis: $1,350,729; Mr. Levine: $2,303,898; and Mr. Flores: $704,053.

[4]	Mr. Brandt will not be fully vested until December 31, 2007. In the event Mr. Brandt had left the Company on December 31, 2006, his aggregate balance would have been $191,309.
DISCUSSION OF NONQUALIFIED DEFERRED COMPENSATION
     DCP and 2005 Plan. Effective January 1, 1992, the Company established The Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the “DCP”). Under the DCP, a participant was allowed to defer up to 50% of annual base salary and up to 100% of year-end bonus, which would include awards under regular annual incentive plans, but not special incentive payments. Amounts deferred by participants are credited with interest at various rates. The “Crediting Rate” for any calendar year is the ten-year U.S. Treasury Note rate published on the last business day of the first week of October preceding such calendar year. During 2006, the “Crediting Rate” was 4.35%. The “Bonus Rate” is a rate determined by the plan committee appointed by the Board. During 2006, the Bonus Rate was 3.15%. The “Preferred Rate” is the sum of the Crediting Rate and the Bonus Rate. Distributions may be made (i) within 60 days after the fifth year an amount was deferred (“Short Term Payout”), (ii) on account of an unforeseen emergency, (iii) on account of retirement after attaining age 65 with 5 years of service or after attaining age 55 with ten years of service (“Retirement Benefit”), (iv) on account of termination prior to retirement (“Termination Benefit”), (v) on account of disability, or (vi) on account of death before termination of employment.
     The Retirement Benefit and Termination Benefit are payable in a lump sum or in five, ten or fifteen year equal annual installments, as elected by the participant. Other benefits are generally paid in a lump sum.
     The interest rate used in determining the amount of the Termination Benefit is as follows:

Years of Plan Participation	Participation Rate
Less than Five	Crediting Rate
Five or More	Preferred Rate
     The interest rate used to calculate installment payout amounts is a fixed rate equal to the average Preferred Rate for the five plan years preceding the plan year in which the participant becomes eligible to receive a benefit, or if the participant has fewer than five plan years of participation, the average Crediting Rate for the period of participation. However, if a terminated participant elects to receive installments at age 55, the applicable rates from the termination date to age 55 are as follows:

Years of Plan Participation	Participation Rate
Less than Five	Crediting Rate
Five or More	Preferred Rate
     Notwithstanding the foregoing, after a change-in-control of the Company, the Company is required to pay benefits using the Preferred Rate.
     Except as provided above, interest is generally credited at the Preferred Rate.
     On December 15, 2004, the Board authorized the adoption of a new nonqualified deferred compensation plan for post-2004 deferrals (the “2005 Plan”). No future deferrals will be permitted under the DCP. The 2005 Plan is based in large part on the DCP as described above, but is subject to the new tax law requirements imposed by Section 409A of the Internal Revenue Code. Under the 2005 Plan, a participant is allowed to defer up to 50% of his or her base salary and up to 100% of his or her bonus, including regular awards under annual incentive plans, but not special awards. Deferral elections of base salary must be made prior to the calendar year in which such base salary will be paid. Deferral elections of bonuses paid in any year must be made at least six months prior to the end of the year. When making a deferral election, a participant also makes an election regarding the timing and manner of distributions of the participant’s deferrals and interest thereon. Changes in any such election will be permitted only to the extent allowed by Section 409A of the Internal Revenue Code. All distributions under the 2005 Plan will be made in accordance with Internal Revenue Code Section 409A. The 2005 Plan is effective as of January 1, 2005.

     Participation in both the DCP and the 2005 Plan is limited to a select group of management, highly compensated employees, and directors of the Company and participating affiliates.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
     In this section of the proxy statement, we describe the potential payments that each of the Named Executive Officers could receive following termination of employment, including through resignation, severance, retirement, death, disability or a change-in-control of the Company (each, a “Termination Event”). We first describe plans, agreements, or arrangements under which each Named Executive Officer could receive payments following a Termination Event, excluding those that do not discriminate in favor of our executive officers and that are available generally to all salaried employees (“Termination Plans”). We then discuss the potential payments that could be due to each Named Executive Officer under the Termination Plans because of a Termination Event. As required by SEC rules, we have calculated these payments as if each Termination Event occurred on December 29, 2006, the last business day of 2006, and the price per share of the Company’s common stock is the closing market price on that same day (December 29, 2006 closing market price of $50.69). We also have discussed the assumptions underlying the payments. Mr. Levine retired effective February 28, 2007. For purposes of the following discussion, we have assumed Mr. Levine’s retirement date was December 29, 2006. The payments to the Named Executive Officers under the various Termination Event scenarios described in this section are not intended to affect the Company’s obligations to the Named Executive Officers. Those obligations are subject to, and qualified by, the contracts or arrangements giving rise to such obligations.
     Retirement Benefits
     The Supplemental Plan is described in detail under “Discussion of Pension Benefits” on page 35 of this proxy statement. Assuming a Termination Event (excluding death, which is discussed below) for each of the Named Executive Officers on December 29, 2006, the actuarial present value of each Named Executive Officer’s benefits under the Supplemental Plan and the related assumptions are as follows (all amounts assume the Named Executive Officer elects a joint and survivor benefit under which 50% of his benefit is paid to his spouse for life following his death): Mr. Post – $11,530,615 (assumes election of early retirement on December 29, 2006 and the receipt of his account balance benefit as monthly payments); Mr. Davis – $9,725,510 (assumes election of retirement on December 29, 2006 and the receipt of his account balance benefit as monthly payments); Mr. Levine – $6,387,213 (assumes election of early retirement on December 29, 2006); Mr. Brandt – $479,079 (assumes benefits are payable at age 65 and the receipt of his account balance benefit as monthly payments); and Mr. Flores – $3,197,711 (assumes election of retirement on December 29, 2006 and the receipt of his account balance benefit as monthly payments). Assuming each of the Named Executive Officers died on December 29, 2006, the actuarial present value of each Named Executive Officer’s survivor benefits under the Supplemental Plan are as follows (all amounts assume 100% of the Named Executive Officer’s benefit is paid in the form of a monthly annuity to his spouse for life following his death and that benefit payments commence immediately): Mr. Post – $11,066,173; Mr. Davis – $8,937,226; Mr. Levine – $5,625,205; Mr. Brandt – $636,353; and Mr. Flores – $3,054,135.
     In 1986 Mr. Post, and in 1984 and 1985 Mr. Davis, elected to contribute to the APS Plan, pursuant to which each will receive an annual payment for a ten-year period following his retirement from the Company. The APS Plan, which was only offered from 1984-1986, allows the participant to elect the post-retirement year in which the installment payments begin, provided the initial year is on or after the participant reaches 60 years of age and on or before the participant reaches 70 years of age. Assuming Mr. Post begins to receive annual payments following his retirement upon reaching 60 years of age, which is his current election, his annual payment would be $162,020 (an actuarial net present value of $1,008,844). Assuming Mr. Davis begins to receive annual payments following his retirement upon reaching 65 years of age, which is his current election, his annual payment would be $208,304 (an actuarial net present value of $1,224,776). Each year thereafter that the initial payment is delayed, the annual installment increases by 6.5%. The APS Plan is discussed under “Discussion of Pension Benefits – APS Plan” on page 37 of this proxy statement. Assuming Messrs. Post and Davis died on December 29, 2006, the actuarial net present value of their survivor’s benefits are as follows: Mr. Post – $1,018,661 and Mr. Davis – $1,111,690.
     Deferred Compensation Plans
     The DCP and the 2005 Plan are described in detail under “Discussion of Nonqualified Deferred Compensation” on page 38 of this proxy statement. Assuming a Termination Event for each of the Named Executive Officers on December 29, 2006, the combined account balance of each Named Executive Officer under the DCP and the 2005 Plan and their respective distribution elections are as follows: Mr. Post – $1,526,475 (lump sum payment upon retirement or termination); Mr. Brandt – $191,309

(lump sum distribution of $49,834 at age 55, with the balance paid out in annual installments over ten years beginning at age 55); Mr. Davis – $1,625,697 (five annual payments upon retirement or termination); Mr. Levine – $2,718,305 (lump sum distribution upon retirement or termination); and Mr. Flores – $832,608 (five annual payments upon retirement or termination). As noted in footnote 3 to the Nonqualified Deferred Compensation table on page 38 of this proxy statement, each of the Named Executive Officers has personally funded substantially all of the amounts in his DCP and 2005 Plan account.
     Incentive Opportunities
     Performance Shares and Stock Ownership Incentives. The 2002 Plan and the performance shares and stock ownership incentive awards granted under the 2002 Plan are described in detail in the CDA on page 21 of this proxy statement. Assuming a Termination Event for each of the Named Executive Officers on December 29, 2006 (except for retirement, which is discussed in the following sentence), (i) none of the Named Executive Officers would be entitled to stock payouts under the 2004 performance share grants because those grants require the grant recipients to remain employed through December 31, 2006 (see the Option Exercises and Stock Vested table on page 33 of this proxy statement for actual payouts under the 2004 performance share grants), and (ii) none of the Named Executive Officers would be entitled to stock payouts under the 2005 performance share grants because those grants require the grant recipients to remain employed through December 31, 2007. If Messrs. Post, Davis, Levine or Flores were to retire effective December 29, 2006, each would be entitled to receive stock payouts, if any, under the 2006 performance share awards if the Company performs at specified levels for the three-year period ended December 31, 2008. Assuming a 25th percentile payout level for the 2006 performance share awards (see footnote 7 to the Outstanding Equity Awards at Fiscal Year-End table on page 33 of this proxy statement), these individuals would receive the following stock payouts in early 2009 (using the closing market price of our common stock at the end of 2006 of $50.69): Mr. Post – $1,140,525; Mr. Davis – $506,900; Mr. Levine – $309,209; and Mr. Flores – $179,595. Any payment under the performance share awards is contingent on the Company reaching certain levels of performance during the 2006-2008 period and, unless the Company achieves the performance targets set forth in the award agreement, the executives may receive nothing from these awards. For example, the Company did not achieve the performance goals specified in the performance shares awarded in 2002 and, thus, the performance shares awarded in 2002, based on the non-attainment of the specified performance goals by 2005, lapsed without any value to the executives.
     Stock ownership incentive awards are described in detail under “Stock Ownership Incentive Awards” on page 21 of this proxy statement. Assuming a Termination Event for each of the Named Executive Officers on December 29, 2006 (except for retirement or disability, which are discussed in the following sentence), none of the Named Executive Officers would be entitled to receive a stock ownership award because the award grants require the grant recipients to remain employed through December 31, 2006 (see the Option Exercises and Stock Vested table on page 33 of this proxy statement for actual payouts to Messrs. Levine and Flores under the 2006 stock ownership incentive awards). If the Termination Event resulted from the Named Executive Officers’ retirement or disability on December 29, 2006, the Named Executive Officers would be deemed to have been employed by the Company through December 31, 2006, which would have resulted in awards to Messrs. Levine and Flores in the amounts specified in the preceding sentence.
     Retention Units. Retention Units are described in detail under “Retention Units and RSUs” on page 21 of this proxy statement. Assuming a Termination Event for each of the Named Executive Officers at the end of 2006, the following Named Executive Officers, each of whom is fully vested in his Retention Units because of his age and years of credited service, would receive the following amount on the first business day of 2007 (using the actual amount paid): Mr. Post — $270,840; Mr. Davis: $245,033; Mr. Levine: $90,246; and Mr. Flores: $90,246; and the following amounts on the first business day of 2008, 2009 and 2010 (using the closing market price on December 29, 2006 of $50.69): Mr. Post — $277,825 for 2008, $289,698 for 2009, and $302,291 for 2010; Mr. Davis: $251,353 for 2008, $262,095 for 2009, and $273,499 for 2010; Mr. Levine: $92,573 for 2008, $96,529 for 2009, and $100,860 for 2010; and Mr. Flores: $92,573 for 2008, $96,529 for 2009 and $100,860 for 2010. Mr. Brandt would not be entitled to any payments under his retention units if a Termination Event occurred on December 29, 2006, unless Mr. Brandt’s Termination Event was due to death or disability, in which case he or his designated beneficiary would receive a payment of $141,859 on the first business day of 2007, and the following amounts on the first business day of 2008, 2009, and 2010 (using the closing market price on December 29, 2006) of $50.69: $147,776 for 2008, $153,995 for 2009, and $160,647 for 2010. In calculating the potential payments in this paragraph, we have assumed that the Company maintains its current quarterly dividend ($.525 per share) during the payout period (as explained in greater detail under “What are the elements of the Company’s compensation program? — Retention Units and RSUs” on page 21 of this proxy statement, the retention units accrue dividend rights plus interest at 5% per annum, compounded quarterly).
     2006 Incentive Plans. As discussed in greater detail in the CDA (a) on December 13, 2005, the Human Resources Committee of the Company’s Board of Directors approved the 2006 Chairman and CEO Variable Incentive Plan and (b) on December 14, 2005, the Company’s Board of Directors, acting on the recommendation of the Human Resources Committee, approved the 2006 Officer Variable Incentive Plan (collectively, the “2006 Incentive Plans”). The amount of the incentive payment was determined by the Human Resources Committee and the Board, as applicable, in January of 2007. Assuming a Termination Event for each of the Named Executive Officers on December 29, 2006, the Named Executive Officers (i) would not be eligible for a 2006 Incentive Plan payout if they were terminated for cause or voluntarily left the Company on that date and (ii) would be eligible for a 2006 Incentive Plan payout if they retired or their employment was involuntarily terminated (other than for cause) on that date. In any event, the 2006 Incentive Plans provide that the calculation and the amount of award, if any, to each officer, is in the discretion of the Committee. As a result, the Committee’s determination may have been different than the payouts identified in the preceding sentence had an actual Termination Event occurred. See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 26 of this proxy statement and “What are the elements of the Company’s compensation program? — Annual Incentives” on page 19 of this proxy statement for information about the 2006 Incentive Plans and the reduced incentive payments under those Plans.
     Change-in-Control Arrangements
     KEESAs. The Company has entered into identical Key Executive Employment and Severance Agreements (“KEESAs”) with each of its executive officers, including each of the Named Executive Officers. The Company intends that these agreements provide stability in its key management in the event the Company experiences a change-in-control. The agreements contain a “double-trigger” that provides for certain payments if, during the two-year period following a change-in-control of the Company (the “first trigger”), the Company involuntarily terminates the officer’s employment or the executive terminates his or her own employment following a significant and detrimental change in the executive’s employment (the “second trigger”). In case of an officer’s retirement, death or disability, no payments are made under the officer’s KEESA, except for the payment of accrued benefits; provided, however, that if the officer dies following the officer’s receipt of a second trigger termination notice, the officer’s estate will receive the KEESA payments the officer would have received if the officer had survived.
     The termination payment, if required, is an amount equal to three times the sum of the executive’s annual salary at the change-in-control as increased to the date of termination plus an annual bonus, as determined by an average over the last four years preceding termination. In addition, the executive is entitled to continued medical, dental and group life insurance benefits at a shared cost until the end of the second year following the calendar year of termination. The termination is treated as a normal termination under the Company’s stock option and benefit plans entitling the executive to exercise outstanding options within three months after termination and causing restrictions on restricted stock to lapse. Outplacement services are also provided. If the limitations described in Section 280G of the Internal Revenue Code are exceeded, the Company will not be able to deduct a portion of its payments. In addition, if these limitations are exceeded, Section 4999 of the Internal Revenue Code imposes an excise tax on all or part of the total payments. The agreement provides for an additional gross up payment equal to the excise tax (plus any penalties and interest) imposed on or with respect to the total payments.
     A change-in-control under the KEESAs includes: (1) an unrelated third party’s acquisition of 20% or more of the Company’s or APS’ voting stock; (2) a merger or consolidation where either the Company or APS combines with any other corporation such that the Company’s or APS’ outstanding voting stock immediately prior to merger or consolidation represents less than 60% of the voting stock of the Company or APS immediately after the merger or consolidation, but excluding a merger or consolidation effected to implement a recapitalization in which no unrelated third party acquires more than 20% of the voting stock of the Company or APS; (3) a sale, transfer or other disposition of all or substantially all of the assets of the Company or APS to an unrelated third party; or (4) the case where the composition of either the Board of the Company or of APS changes such that the members of the Board of the Company (the “Company Incumbent Board”) or of APS (the “APS Incumbent Board”), as of July 31, 2006, no longer comprises at least 2/3 of the Company’s or APS’ Board of Directors. For purposes of this latter provision, a person elected to either Board after July 31, 2006, is treated as a member of the Company Incumbent Board or APS Incumbent Board if his or her nomination or election by shareholders was approved by a 2/3 vote of the members then comprising the Company Incumbent Board or APS Incumbent Board, and it does not include anyone who became a director in an actual or threatened election contest relating to the election of directors.
     Each of the agreements terminates on December 31st of each year upon six months advance notice by the Company to the officer; if the six months advance notice is not given, the agreements will continue for successive one-year periods until the notice is given.
     Assuming a Termination Event triggering payments under the KEESAs for each of the Named Executive Officers on December 29, 2006, each Named Executive Officer would have been eligible to receive the following payments: Mr. Post – (severance payment: $4,050,012; present value of medical, dental, and life benefits: $42,075; and outplacement services: $12,000); Mr. Davis – (severance payment: $3,228,164; present value of medical, dental, and life benefits: $20,440; and outplacement services: $12,000); Mr. Levine – (severance payment: $2,096,815; present value of medical, dental, and life benefits: $22,787; and outplacement services: $12,000); Mr. Brandt – (severance payment: $1,954,587; present value of medical, dental, and life benefits: $11,501; outplacement services: $12,000; and excise tax gross-up: $817,999); and Mr. Flores – (severance payment: $1,212,201; present value of medical, dental, and life benefits: $30,802; and outplacement services: $12,000).
     Life Insurance Arrangements
     Executive Life Plan. In 1992, Mr. Post elected coverage under the Executive Life Plan, which is partially paid for by the Company, and currently provides coverage of $765,000. The estimated present value of the future lifetime amount the Company will pay is $88,217. Mr. Post will contribute an estimated present value future lifetime amount of $7,927 with respect to termination or retirement and $3,766 with respect to a change-in-control. In 1992, Mr. Flores elected coverage under the Executive Life Plan, which is partially paid for by the Company, and currently provides coverage of $255,000. The estimated present value of the future lifetime amount the Company will pay with respect to Mr. Flores is $9,621. Mr. Flores will contribute an estimated present value future lifetime amount of $2,675 with respect to termination or retirement and $2,675 with respect to a change-in-control. In 1991, Mr. Levine elected coverage under the Executive Life Plan, which is partially paid for by the Company, and currently provides coverage of $251,000. The estimated present value of the future lifetime amount the Company will pay with respect to Mr. Levine is $30,062. Mr. Levine will contribute an estimated present value future lifetime amount of $923 with respect to termination or retirement and $272 with respect to a change-in-control.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth information as of December 31, 2006 with respect to our compensation plans and individual compensation arrangements under which our equity securities were authorized for issuance.
EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
			remaining available for future
	Number of securities to be	Weighted-average exercise	issuance under equity
	issued upon exercise of	price of outstanding options,	compensation plans
	outstanding options, warrants	warrants and rights	[excluding securities reflected
Plan Category	and rights(a)[1]	(b)[2]	in column (a)](c)
Equity compensation plans approved by security holders	2,019,488	$40.64	3,946,236
Equity compensation plans not approved by security holders	—	—	134,100

Total	2,019,488	$40.64	4,080,336

[1]	This amount includes shares subject to outstanding options as well as shares subject to outstanding performance share awards at the maximum amount issuable under such awards. However, payout of the performance share awards is contingent on the Company reaching certain levels of performance during a three-year performance period. If the performance criteria for these awards are not fully satisfied, the award recipient will receive less than the maximum number of shares available under these grants and may receive nothing from these grants.

[2]	The weighted average exercise price in this column does not take performance share awards into account, as those awards have no exercise price.
Equity Compensation Plans Approved By Security Holders
     The Company has two equity compensation plans that were approved by its shareholders: the Pinnacle West Capital Corporation 1994 Long-Term Incentive Plan, under which no new stock awards may be granted; and the 2002 Plan. See Note 16 of the Notes to Consolidated Financial Statements in the 2006 Form 10-K for additional information regarding these plans.

Equity Compensation Plans Not Approved By Security Holders
     The Company has one equity compensation plan, the Directors Equity Plan, for which the approval of shareholders was not required. If the 2007 Plan is approved by shareholders pursuant to Proposal 3, we will not issue any additional shares under the Directors Equity Plan.
     Number of Shares Subject to the Directors Equity Plan. The total number of shares of the Company’s common stock granted under the Directors Equity Plan may not exceed 200,000. In the case of a significant corporate event, such as a reorganization, merger or consolidation, the Directors Equity Plan provides for adjustment of the above limit, the number of shares to be awarded automatically to eligible non-employee directors and the number of shares of the Company’s common stock non-employee directors are required to own to receive an annual grant of common stock under the Directors Equity Plan.
     Eligibility for Participation. Only non-employee directors may participate in the Directors Equity Plan. A non-employee director is an individual who is a director of the Company but who is not also an employee of the Company or any of its subsidiaries.
     Terms of Awards. The Directors Equity Plan provides for: (1) annual grants of common stock to eligible non-employee directors, (2) discretionary grants of common stock to eligible non-employee directors, and (3) grants of nonqualified stock options to eligible non-employee directors.
     Annual Grants of Stock
     Each individual who is a non-employee director as of July 1 of a calendar year, and who meets the requirements of ownership of the Company’s common stock set forth below, will receive 1,100 shares of the Company’s common stock for such calendar year. In the first calendar year in which a non-employee director is eligible to participate in the Directors Equity Plan, he or she must own at least 900 shares of the Company’s common stock as of December 31 of the same calendar year to receive a grant of 1,100 shares of the Company’s common stock. If the non-employee director owns 900 shares of common stock as of June 30, he or she will receive a grant of 1,100 shares of common stock as of July 1 of the same calendar year. If the non-employee director does not own 900 shares of the Company’s common stock as of June 30, but acquires the necessary shares on or before December 31 of the same year, he or she will receive a grant of 1,100 shares of common stock within a reasonable time after the Company verifies that the requisite number of shares has been acquired. In each subsequent year, the number of shares of the Company’s common stock the non-employee director must own to receive a grant of 1,100 shares of common stock will increase by 900 shares, until reaching a maximum of 4,500 shares. In each of the subsequent years, the non-employee director must own the requisite number of shares of the Company’s common stock as of June 30 of the relevant calendar year.
     Discretionary Grants of Stock
     The Human Resources Committee of the Board of Directors administers the Directors Equity Plan and may grant shares of the Company’s common stock to non-employee directors in its discretion. No discretionary grants of common stock have been made under the Directors Equity Plan.
     Grants of Nonqualified Stock Options
     The Committee can grant nonqualified stock options under the Directors Equity Plan. The terms and the conditions of the option grant, including the exercise price per share, which may not be less than fair market value on the date of grant, will be set by the Committee in a written award agreement. The Committee will determine the time or times at which any such options may be exercised in whole or in part. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an option may be exercised. Any such options granted to a participant will expire on the tenth anniversary date of the date of grant, unless the option is earlier terminated, forfeited or surrendered pursuant to a provision of the Directors Equity Plan or the applicable award agreement. Notwithstanding the foregoing, if a participant ceases to be a Company director for any reason, including death or disability, any such options held by that participant will expire on the second anniversary of the date on which the participant ceased to be a Company director, unless otherwise provided in the applicable award agreement. Unless the Committee provides otherwise, no such options may be sold, transferred, pledged, assigned or otherwise alienated, other than by will, the laws of descent and distribution, or under any other circumstances allowed by the Committee. No options have been granted under the Directors Equity Plan.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of the Human Resources Committee are Messrs. Basha, Herberger, Jamieson and Lopez and Ms. Grant. None of the members of the Human Resources Committee is or has been an employee of the Company or any of its subsidiaries. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.
PROPOSAL 3 — APPROVAL OF THE PINNACLE WEST CAPITAL CORPORATION 2007 LONG-TERM INCENTIVE PLAN
     General
     As we describe in the CDA beginning on page 16 of this proxy statement, equity-based long-term compensation is an important element of our compensation program. In the past few years, we issued long-term equity incentive awards under the 2002 Plan. In early 2007, the Board of Directors approved the 2007 Long-Term Incentive Plan (the “2007 Plan”), subject to shareholder approval at the 2007 Annual Meeting. If shareholder approval is obtained, the 2007 Plan will become effective on the date approved by shareholders (the “Effective Date”).
     The 2007 Plan provides for the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units, performance cash awards, dividend equivalents and stock to eligible individuals. The 2007 Plan also allows for awards that qualify as performance-based pay. Performance-based pay awards are not subject to the $1,000,000 limitation on deductible compensation pursuant to the Internal Revenue Code, as amended (the “Code”).
     The Board believes that the 2007 Plan will promote the success, and enhance the value, of the Company by linking the personal interests of participants to those of Company shareholders. The Board also believes that the 2007 Plan will strengthen the Company’s ability to motivate, attract, and retain employees upon whom the successful operation of the Company is largely dependent.
     A summary of the 2007 Plan’s principal provisions is set forth below. The summary is qualified by reference to the full text of the 2007 Plan, which is attached as Appendix B.
     Administration
     The Committee, consisting of at least two directors each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” under Section 162(m) of the Code, has the exclusive authority to administer the Plan. The Committee has the power to determine eligibility to receive an award, the amount and type of award and its terms and conditions.
     Eligibility
     Persons eligible to participate in the 2007 Plan include present and future employees and Board members of, and consultants and advisors to, the Company and its subsidiaries, as determined by the Committee (or in the case of Board members, the Board). Awards made to a prospective member of the Board, employee, officer, consultant or advisor must specifically provide that no portion of the award will vest, become exercisable or be issued prior to the date on which the individual begins providing services to the Company or its subsidiaries.
     Limitation on Awards and Shares Available
     The 2007 Plan authorizes the issuance of up to 8,000,000 shares of the Company’s common stock, plus additional shares that become available for issuance under the Prior Plans as described below. The amount of stock reserved for grant pursuant to the 2007 Plan is subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of stock, or any similar corporate transaction or event in respect of the stock. Shares of stock issued in connection with awards other than options and stock appreciation rights (“SARs”) will be counted against the shares available for grant under the 2007 Plan as two shares for every one share issued in connection with the award. Shares of stock issued in connection with the exercise of an option or SAR will be counted against the shares of stock available for grant as one share.
     Shares of stock that are potentially deliverable under any award that expires or is cancelled, forfeited, settled in cash or otherwise terminated without a delivery of such shares will not be counted against the limit of shares available for issuance under the 2007 Plan and will again be available for grant under the 2007 Plan. In addition, shares of stock that have been issued in connection with any award (e.g., restricted stock) that is cancelled, forfeited, or settled in cash, such that those shares are returned to the Company, will again be available for grant under the 2007 Plan.
     If the 2007 Plan is approved, we will not issue any additional shares or awards under either the 2002 Plan, discussed under the heading “What are the elements of the Company’s compensation? — Long-Term Incentives” in the CDA on page 20 of this proxy statement, or the Directors Equity Plan, discussed under the heading “Securities Authorized For Issuance Under Equity Compensation Plans — Equity Compensation Plans Not Approved By Security Holders” on page 43 of this proxy statement. In the discussion below, we refer to the 2002 Plan and the Directors Equity Plan as the “Prior Plans.” Under the 2007 Plan, any shares of stock that are potentially deliverable under any award granted under a Prior Plan will be added to the number of shares of stock available for grant under the 2007 Plan if the award expires or is cancelled or terminated without a delivery of such shares to the participant. In addition, any shares of stock that have been issued in connection with any award granted under a Prior Plan (e.g., restricted stock) will be added to the number of shares available for grant under the 2007 Plan if the award is cancelled, forfeited, or terminated such that those shares are returned to the Company.
     The payment of dividend equivalents in conjunction with any outstanding award under the 2007 Plan will not be counted against the shares available for issuance under the 2007 Plan if the dividend equivalents are paid in cash. The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2007 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2007 Plan. The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2007 Plan.
     No more than 500,000 shares of stock may be granted to any one participant during a calendar year. The maximum performance-based award (other than a performance cash award) payable to any one participant during a performance period is 500,000 shares of stock or the cash equivalent. The maximum performance cash award payable to any one participant for any performance period is $5,000,000. As of April 9, 2007, the stock’s closing price on New York Stock Exchange was $49.61 per share.
     Awards
     The following types of incentive awards may be granted under the 2007 Plan: incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance share units, cash, dividend equivalents, and stock.
     Stock options. Incentive stock options and nonqualified stock options may be granted under the 2007 Plan. Incentive stock options will only be granted to participants who are employees. The exercise price of all stock options will be at least 100% of the fair market value of the stock on the date that the option is granted. Stock options may be exercised as determined by the Committee provided that the term of any option granted under the 2007 Plan shall not exceed ten years. The Committee will determine the methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants. The Committee may not reprice options previously granted under the 2007 Plan.
     Stock appreciation rights. The Committee may grant SARs under the 2007 Plan. A SAR entitles the participant to receive the appreciation on one share of stock. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR as determined by the Committee, which shall not be less than the fair market value on the date of grant. The terms and conditions of any SAR will be determined by the Committee at the time of the grant.
     Restricted stock. The Committee may grant restricted stock under the 2007 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a price determined by the Committee (including zero). Restrictions may limit transferability and subject the stock to substantial risk of forfeiture until specific conditions or goals are met.

During the restriction period, participants holding shares of restricted stock may, if permitted by the Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Committee may, in its discretion, waive the restrictions in whole or in part.
     Restricted stock units. The Committee may grant restricted stock units under the 2007 Plan. A restricted stock unit award gives the participant the right to receive stock, or a cash payment equal to the fair market value of the stock, subject to any vesting or other restrictions the Committee deems appropriate. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if a participant terminates employment when the restricted stock units are subject to restrictions, the participant forfeits the unvested restricted stock units. The Committee may, in its discretion, waive the restrictions in whole or in part.
     Performance share awards. The Committee may grant performance share awards under the 2007 Plan. A performance share award gives the participant the right to receive stock if certain performance criteria or goals are satisfied. Performance may be measured on a specific date or dates or over any period or periods as determined by the Committee.
     Performance share units. The Committee may grant performance share units under the 2007 Plan. A performance share unit award gives the participant the right to receive stock or cash in an amount equal to the fair market value of the stock if certain performance criteria or goals are satisfied. Performance may be measured on a specified date or dates or over any period or periods as determined by the Committee.
     Dividend equivalents. The Committee may grant dividend equivalents under the Plan. A dividend equivalent award gives the participant the right to receive a payment when a dividend is declared on the participant’s stock award. Dividend equivalents are credited on a date that falls between the date the award is granted and the date the award is exercised, vests or expires. The Committee will specify when the dividend equivalents will be converted to cash or stock, the formula for conversion and any restrictions or limitations on the conversion. Dividend equivalents will not be granted with respect to options or SARs.
     Stock grants. The Committee may grant stock awards under the 2007 Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.
     Performance cash. The Committee may grant performance cash awards under the 2007 Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance criteria or goals are satisfied. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
     Performance-based awards. Under the 2007 Plan, restricted stock, restricted stock units, performance shares, performance share units, dividend equivalents, stock grants and performance cash awards may be designated as performance-based awards. Performance-based awards are subject to additional requirements, some of which are described below, which are required in order to be treated as “performance-based compensation” under Section 162(m) of the Code. The deductibility of these awards is preserved for federal income tax purposes. Because Section 162(m) of the Code only applies to “covered employees,” as defined in Section 162(m), only covered employees will receive awards that will be classified as performance-based awards.
     Pre-established performance criteria must be met before a participant is eligible to receive payment for a performance-based award. Pre-established performance criteria must be based on one or more of the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to Company from a subsidiary or subsidiaries; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). Performance goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant or an individual. The Committee has discretion to select the length of the performance period, the type of performance-based awards and the criteria or goals used to measure the performance.

     The performance criteria and other related aspects of the 2007 Plan will be subject to shareholder approval again in 2012 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2007 Plan.
     Amendment and Termination
     The Committee, with the Board’s approval, may terminate, amend, or modify the 2007 Plan at any time, except where shareholder approval for an amendment is required by applicable law, regulation or stock exchange rule. As a general rule, the Committee cannot terminate, amend or modify the 2007 Plan in a way that has a material adverse effect on any participant’s outstanding award without the participant’s consent.
     The 2007 Plan will terminate on the tenth anniversary of the Effective Date. In no event may an award be granted under the 2007 Plan on or after the tenth anniversary of the Effective Date. Awards outstanding on the termination date will not be affected by the termination.
     Federal Income Tax Consequences
     This is a summary of the principal federal income tax consequences of the 2007 Plan. State, local and foreign income taxes may also be applicable.
     With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.
     Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, stock grants, performance shares, performance share units, performance cash, or dividend equivalents, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.
     A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences described for nonqualified stock options will apply.
     Congress recently enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs, restricted stock units, performance shares, performance share units, performance cash and dividend equivalents (in some circumstances). Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation, pay interest from the date of the deferral and pay an additional 20% tax. The 2007 Plan prohibits the Committee from taking any action with respect to the operation of the 2007 Plan that would violate Section 409A. Any award agreement subject to Section 409A will include provisions necessary for compliance as determined by the Committee. The Company intends that awards granted under the 2007 Plan will comply with the requirements of Section 409A and intends to administer and interpret the 2007 Plan in such a manner.
     Change-in-Control
     If a change-in-control occurs and awards are converted, assumed, or replaced by a successor, the Committee may allow all outstanding awards to become fully exercisable and all restrictions on outstanding awards to lapse prior to the change-in-control. If a change-in-control occurs and awards are not converted, assumed, or replaced by a successor, all outstanding awards will automatically become fully exercisable and all restrictions on outstanding awards will lapse.

     New Plan Benefits
     Benefits under the 2007 Plan will depend on the Committee’s actions and the fair market value of common stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2007 Plan participants. On February 20, 2007, the Committee made certain grants of RSUs under the 2007 Plan conditional on approval of the 2007 Plan at the 2007 Annual Meeting. We describe the RSUs that were conditionally granted in the CDA under the heading “What are the elements of the Company’s compensation program? — Long-Term Incentives — Retention Units and RSUs” on page 21 of this proxy statement. We made a total of 134,917 conditional grants of RSUs and of those grants, the following grants were made to the Named Executive Officers: Mr. Post – 22,500; Mr. Davis – 10,000; Mr. Brandt – 10,000; and Mr. Flores – 3,543.
     Vote Required
     Adoption of the 2007 Plan requires approval by holders of a majority of the outstanding shares of Company stock who are present, or represented, and entitled to vote thereon, at the 2007 Annual Meeting, provided the total votes cast with respect to this proposal represents over fifty percent (50%) of the shares of common stock entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF PROPOSAL 3.
PROPOSAL 4 — RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF
THE COMPANY
     The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of the independent auditors for ratification by the shareholders at the Annual Meeting. Shareholder ratification is not required by the Company’s Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the shareholders’ best interests.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.
ADDITIONAL INFORMATION
How do we submit shareholder proposals or director nominations for the next Annual Meeting?
     Any shareholder who intends to have a proposal considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting of the Shareholders and who wishes to present the proposal at that meeting must submit the proposal in accordance with the applicable rules of the SEC. The Company must receive the proposal at its principal executive office on or before December 21, 2007. A shareholder who intends to present a proposal at the 2008 Annual Meeting but does not wish it to be included in the proxy statement and form of proxy must submit the proposal by the close of business on February 23, 2008 but not earlier than January 24, 2008, in accordance with the applicable provisions of the Company’s Bylaws, a copy of which is available upon written request to the Office of the Secretary. If a shareholder submits a proposal after the close of business on March 4, 2008, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the proposal when and if the proposal is raised at the 2008 Annual Meeting. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination on or before November 25, 2007 and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. See “How are nominees for the Board selected?” on page 5 of this proxy statement. The Company suggests that proponents submit their proposals and nominations to the Office of the Secretary by Certified Mail – Return Receipt Requested.

How many Annual Reports and proxy statements are delivered to a shared address?
     If you and one or more shareholders of Company stock share the same address, it is possible that only one Annual Report and proxy statement was delivered to your address. This is known as “householding.” Any registered shareholder who wishes to receive separate copies of the Annual Report or proxy statement at the same address now or in the future may:
•	call the Company’s Shareholder Services at 1-602-250-5511;

•	mail a request to receive separate copies to Shareholder Services at P.O. Box 53999, Mail Station 8602, Phoenix, AZ 85072-3999; or

•	e-mail a request to: shareholderdept@pinnaclewest.com;
and the Company will promptly deliver the Annual Report or proxy statement to you upon your request.
     Shareholders who own Company stock through a broker and who wish to receive separate copies of the Annual Report and proxy statement should contact their broker.
     Shareholders currently receiving multiple copies of the Annual Report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number and addresses.
How much did this proxy solicitation cost?
     The Board of Directors is soliciting the enclosed proxy. The Company bears the cost of the solicitation of proxies. Proxies are primarily sent by mail, although the Company may solicit consenting shareholders over the internet or by telephone. The Company has retained Georgeson Inc. to assist in the distribution of proxy solicitation materials and the solicitation of proxies for $8,500, plus customary expenses. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of stock.

APPENDIX A
     If Proposal 1, Company Proposal to Amend the Articles of Incorporation to Provide for the Annual Election of All Directors, is approved by the requisite number of shareholders at the 2007 Annual Meeting, Article Fifth of the restated Articles of Incorporation of the Company will be amended to read in its entirety as follows (the first paragraph of the proposed amended Article Fifth reflects the Board declassification and the second paragraph of the proposed amended Article Fifth remains unchanged; in addition, the names of the Company’s initial directors have been deleted from the proposed amended Article Fifth).
     FIFTH: The Board of Directors of the corporation shall consist of not less than 9 nor more than 21 shareholders of the corporation or of any parent corporation thereof. Each director shall hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal. The foregoing notwithstanding, each director shall serve until his or her successor is duly elected and qualified.
     Except to fill vacancies resulting from the death or resignation of a director and except for nominations by the Board of Directors or a committee thereof, nominations for directors must be made in writing at least 180 days prior to the date of the shareholders’ meeting at which election is to occur.

APPENDIX B
PINNACLE WEST CAPITAL CORPORATION
2007 LONG-TERM INCENTIVE PLAN
EFFECTIVE DATE:                     , 2007
APPROVED BY SHAREHOLDERS:                     , 2007
TERMINATION DATE:                     , 2017
ARTICLE 1
PURPOSE
     1.1 GENERAL. The purpose of the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan (the “Plan”) is to promote the success and enhance the value of Pinnacle West Capital Corporation (the “Company”) by linking the personal interests of the Participants to those of Company shareholders and by providing the Participants with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Participants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
EFFECTIVE AND EXPIRATION DATE
     2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The Committee may nonetheless make contingent Awards before the Effective Date provided that the vesting, exercise, or payment of such Awards is expressly conditioned on shareholder approval and the Awards are void if shareholders do not approve the Plan.
     2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.
ARTICLE 3
DEFINITIONS AND CONSTRUCTION
          3.1 DEFINITIONS. The following words and phrases shall have the following meanings:
          (a) “Affiliate” shall mean (i) a corporation other than the Company that is a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) or (ii) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code), which in the case of either clause (i) or (ii) also includes the Company as a member. For purposes of determining whether an event constitutes a Change of Control within the meaning of Section 3.1(g), “Affiliate” status shall be determined on the day immediately preceding the date of the transaction or event.
          (b) “APS” shall mean Arizona Public Service Company, a Subsidiary of the Company.
          (c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Grant, Dividend Equivalent, or Restricted Stock Unit granted to a Participant under the Plan.
          (d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
          (e) “Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act, provided that any pledgee of the voting securities of the Company or APS shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

          (f) “Board” means the Board of Directors of the Company.
          (g) “Change of Control” means and includes each of the following events:
               (1) Any “person” (as such term is defined in Section 3(a)(9) or used in Section 13(d) or 14(d) of the Exchange Act), other than an Affiliate, through a transaction or series of transactions, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or APS, as the case may be; provided, however, that, for purposes of this Section 1(g), any acquisition directly from the Company shall not constitute a Change of Control;
               (2) A merger or consolidation of (A) the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) APS with any other corporation which would result in the voting securities of APS outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than sixty percent (60%) of the combined voting power of the securities of APS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (2), a merger or consolidation effected to implement a recapitalization of the Company or of APS (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or of APS representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company or of APS (excluding any securities acquired by that person directly from the Company or an Affiliate) shall not result in a Change of Control; or
               (3) The sale, transfer or other disposition of all or substantially all of the assets of either the Company or APS to a Person other than the Company or an Affiliate; or
               (4) Individuals who, as of July 31, 2005, constitute the board of directors of the Company (the “Company Incumbent Board”) or of APS (the “APS Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the members of the Company or APS board of directors, as the case may be; provided, however, that for purposes of this subparagraph (4), (A)(1) any person becoming a member of the Company board of directors after July 31, 2005 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the members then comprising the Company Incumbent Board will be, considered as though such person were a member of the Company Incumbent Board and (2) the Company Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors, and (B)(1) any person becoming a member of the APS board of directors after July 31, 2005 whose election, or nomination for election by APS’ shareholder(s), was approved by a vote of at least two-thirds (2/3) of the members then comprising the APS Incumbent Board or by the Company, as a majority shareholder of APS, considered as though such person were a member of the APS Incumbent Board and (2) the APS Incumbent Board shall not include a director whose initial assumption of office as a director was in connection with an actual or threatened election contest relating to the election of directors.
The Award Agreement for any Award subject to the requirements of Section 409A of the Code may prescribe a different definition of Change of Control that will apply for purposes of that Award Agreement and that complies with the requirements of Section 409A of the Code.
          (h) “Code” means the Internal Revenue Code of 1986, as amended.
          (i) “Committee” means the committee of the Board described in Section 4.1.
          (j) “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
          (k) “Dividend Equivalent” means a right granted to a Participant pursuant to Article 10 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (m) “Fair Market Value” means, as of any given date, the fair market value of one share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of one share of Stock as of any date shall be the closing price for the Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.
          (n) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
          (o) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
          (p) “Option” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
          (q) “Participant” means a person who has been granted an Award pursuant to the Plan.
          (r) “Performance-Based Award” means an Award granted to select Covered Employees pursuant to Articles 9 and 10, respectively, which is subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.
          (s) “Performance Cash” means a right granted to a Participant pursuant to Article 10 to receive a cash payment contingent on achieving certain performance goals established by the Committee.
          (t) “Performance Criteria” means the criteria, or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; fuel cost per million BTU; costs per kilowatt hour; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to Company from a Subsidiary or Subsidiaries; expense spending; O&M expense; O&M or capital per kilowatt hour; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.
          (u) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.
          (v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
          (w) “Performance Share” means a right granted to a Participant pursuant to Article 10 to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.
          (x) “Performance Share Unit” means a right granted to a Participant pursuant to Article 10 to receive Stock or cash, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (y) “Plan” means this Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan, as it may be amended from time to time.
          (z) “Prior Plans” means the Pinnacle West Capital Corporation 2000 Director Equity Plan and the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan.
          (aa) “Restricted Stock” means Stock granted to a Participant pursuant to Article 9 that is subject to certain restrictions and to risk of forfeiture.
          (bb) “Restricted Stock Unit” means a right granted to a Participant pursuant to Article 10 to receive Stock or cash, the payment of which is subject to certain restrictions and to risk of forfeiture.
          (cc) “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 13.
          (dd) “Stock Grant Award” means the grant of Stock to a Participant pursuant to Article 10.
          (ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8 to receive the appreciation on one share of Stock.
          (ff) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 4
ADMINISTRATION
     4.1 COMMITTEE. The Plan shall be administered by the Human Resources Committee of the Board. The Committee (or subcommittee thereof) shall consist of at least two individuals, each of whom qualifies as (a) a “non-employee director” as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act, and (b) an “outside director” pursuant to Section 162(m) of the Code and the regulations issued thereunder.
     4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.
     4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
          (a) designate Participants to receive Awards;
          (b) determine the type or types of Awards to be granted to each Participant;
          (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
          (d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not (i) have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code;

          (e) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
          (f) prescribe the form of each Award Agreement, which need not be identical for each Participant;
          (g) decide all other matters that must be determined in connection with an Award;
          (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
          (i) interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
          (j) make all other decisions and determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.
     4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
     5.1 NUMBER OF SHARES. Subject to the possible increases provided by section 5.2 with respect to shares that become available under the Prior Plans and the adjustment provided in Article 13, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 8,000,000. Any shares of Stock issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the shares available for grant pursuant to the previous sentence as two shares for every one share issued in connection with such Award. Any shares of Stock issued in connection with the exercise of an Option or SAR shall be counted against the shares of Stock available for grant as one share.
     5.2 SHARE CALCULATIONS. Shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted against the limit set forth in Section 5.1. In addition, shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for grant. Any shares of Stock that are potentially deliverable under any award granted under a Prior Plan will be added to the number of shares of Stock available for grant under Section 5.1 if the award expires or is canceled or terminated without a delivery of such shares to the Participant. In addition, any shares of Stock that have been issued in connection with any award granted under a Prior Plan will be added to the number of shares available for grant under Section 5.1 if the award is canceled, forfeited or terminated such that those shares are returned to the Company. This Section 5.2 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan if the Dividend Equivalents are paid in cash. The exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax-withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan. The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for Awards pursuant to Section 5.1.
     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
     5.4 INDIVIDUAL LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 13, the maximum number of shares (counted, as described in Sections 5.1 and 5.2 above) of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 500,000.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION
     6.1 ELIGIBILITY. Persons eligible to participate in this Plan include members of the Board, employees and officers of the Company or a Subsidiary and consultants and advisors providing services to the Company or a Subsidiary, all as determined by the Committee (or in the case of Board members, the Board). Prospective members of the Board, employees or officers of, and consultants and advisors to, the Company or a Subsidiary to whom Awards are granted in connection with written offers of an employment, consulting or advisory relationship with the Company or a Subsidiary also may be granted Awards by the Committee (or in the case of Board members, the Board). The provisions of any Award granted to a prospective member of the Board, employee, officer, consultant or advisor must specifically provide that no portion of the Award will vest, become exercisable or be issued prior to the date on which such individual begins providing services to the Company or any Subsidiary.
     6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.
ARTICLE 7
STOCK OPTIONS
     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
          (a) Exercise Price. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.
          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.
          (e) Repricing of Options. The Committee shall not reprice any Options previously granted under the Plan.
     7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:
          (a) Exercise Price. Subject to Section 7.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.
          (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.
          (c) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
               (1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

               (2) The Incentive Stock Option shall lapse upon termination of employment for any reason other than the Participant’s death or disability, unless otherwise provided in the Award Agreement.
               (3) If the Participant terminates employment on account of disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s termination of employment on account of disability or death. Upon the Participant’s disability or death, any Incentive Stock Options exercisable at the Participant’s disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
For purposes of this Section 7.2, the term “disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.
          (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
          (e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
          (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.
          (g) Right to Exercise. Except as provided in Section 7.2(c)(3) and in Section 12.5, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
ARTICLE 8
STOCK APPRECIATION RIGHTS
     8.1 GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:
          (a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:
               (1) the Fair Market Value of a share of Stock on the date of exercise; over
               (2) the base value of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.
          (b) Other Terms. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock or cash as specified in the Award Agreement.
ARTICLE 9
RESTRICTED STOCK AWARDS
     9.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee. All Restricted Stock Awards shall be evidenced by a written Restricted Stock Award Agreement.

     9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
     9.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
     9.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 10
OTHER TYPES OF AWARDS
     10.1 OTHER TYPES OF AWARDS IN GENERAL. The Committee also is authorized to grant the following types of Awards to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee and as may be set forth in the applicable Award Agreement:
          (a) Performance Share Awards. Performance Share Awards will grant the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
          (b) Performance Share Unit Awards. Performance Share Unit Awards will grant the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more of the Performance Criteria or any other specific performance criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. The Performance Share Units shall be settled in Stock or cash as specified in the Award Agreement.
          (c) Restricted Stock Unit Awards. Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock Units. The Restricted Stock Units shall be settled in Stock or cash as specified in the Award Agreement.
          (d) Performance Cash Awards. Performance Cash Awards will grant the Participant the right to receive an amount of cash depending on the satisfaction of any one or more of the Performance Criteria or other specific criteria determined to be appropriate by the Committee. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.
          (e) Dividend Equivalent Awards. Dividend Equivalent Awards will grant the Participant the right to receive a payment, with or without interest, based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents will not be granted with respect to Options or SARs.
          (f) Stock Grant Awards. Stock Grant Awards will grant the Participant the right to receive (or purchase at such price as determined by the Committee) shares of Stock free of any vesting restrictions. Any purchase price for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.
          10.2 COMPLIANCE WITH SECTION 409A. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Restricted Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement and this Plan are intended to comply fully with and meet all of the requirements of Section 409A and the Award Agreement shall include such provisions as may be necessary to assure compliance with Section 409A. An Award subject to Section 409A also shall be administered in good faith compliance with the provisions of Section 409A as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A, any Award that is subject to Section 409A may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A or to exclude or exempt the Plan or any Award from the requirements of Section 409A.
ARTICLE 11
PERFORMANCE-BASED AWARDS
     11.1 PURPOSE. The purpose of this Article 11 is to enable the Committee, in the exercise of its discretion, to qualify some or all of the Awards granted pursuant to Articles 9 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code. The Committee has complete discretion concerning whether a particular Award should be qualified as “performance-based compensation.” If the Committee concludes that a particular Award should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance-Based Award to the Covered Employee and the provisions of this Article 11 then shall control over any contrary provision contained in Articles 9 or 10.
     11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
     11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.
     11.4 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:
          (a) Judgments entered or settlements reached in litigation;
          (b) The write down of assets;

          (c) The impact of any reorganization or restructuring;
          (d) The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;
          (e) Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year;
          (f) The impact of any mergers, acquisitions, spin-offs or other divestitures; and
          (g) Foreign exchange gains and losses.
The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
     11.5 PAYMENT OF PERFORMANCE-BASED AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
     11.6 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award (other than a Performance Cash Award) payable to any one Participant pursuant to the Plan for a Performance Period is 500,000 shares of Stock or the equivalent cash value. The maximum Performance Cash Award payable to any one Participant for any Performance Period is $5,000,000.
ARTICLE 12
PROVISIONS APPLICABLE TO AWARDS
     12.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
     12.2 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right granted in tandem with an Incentive Stock Option exceed a period of ten years from the date of its grant.
     12.3 AWARD AGREEMENT. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, including, but not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment or service terminates and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
     12.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant, exercise or settlement of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     12.5 LIMITS ON TRANSFER.
          (a) General. Except as provided in Section 12.5(b) or Section 12.6, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as provided in Section 12.5(b) or Section 12.6, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.
          (b) Transfers to Family Members. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member (as defined below). A transfer of an Award pursuant hereto may only be effected by the Company at the written request of the Participant. In the event an Award is transferred as contemplated herein, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place. For purposes of this Section 12.5(b), the term “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
     12.6 BENEFICIARIES. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(c)(3), upon the Participant’s disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.
     12.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
     12.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs and Awards are converted, assumed, or replaced by a successor, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse prior to the Change of Control. If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.
     12.9 DEFERRAL PURSUANT TO DEFERRED COMPENSATION PLAN. The Award Agreement for any Award other than an Option or Restricted Stock Award may allow the Participant to defer receipt of any compensation attributable to the Award pursuant to the terms and provisions of the Deferred Compensation Plan of 2005. Any such Award Agreement shall comply with the requirements of Section 409A of the Code.
ARTICLE 13
CHANGES IN CAPITAL STRUCTURE
     13.1 ADJUSTMENTS. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 5.1 hereof, (ii) the maximum numbers and kind of shares set forth in Section 5.4 and Section 11.6 hereof and any other similar numeric limit expressed in the Plan, (iii) the number and kind of shares of Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance-Based Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m) of the Code) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.
     13.2 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.
ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION
     14.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 13), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (iv) amends Section 7.1(e) to permit the Committee to reprice previously granted Options, and (c) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 10.2.
     14.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in Section 10.2 or pursuant to Section 12.3, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 15
GENERAL PROVISIONS
     15.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

     15.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
     15.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, a Participant may elect to (a) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (b) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.
     15.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
     15.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
     15.6 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.
     15.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company.
     15.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     15.9 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, in the Award Agreement or pursuant to any policy adopted by the Committee whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
     15.10 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
     15.11 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
     15.12 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

	INTERNET			TELEPHONE			MAIL

https://www.proxypush.com/pnw				1-866-362-4503

•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign, and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

If you vote by Internet or by phone, DO NOT mail your proxy card. Thank you for voting.

For shareholders who have elected to receive Pinnacle West’s Proxy Statement and Annual Report electronically, you can now view the 2007 Annual Meeting materials on the Internet by pointing your browser to http://www.pinnaclewest.com

☐	▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please sign, date and return the proxy card promptly using the enclosed envelope.	☒
Votes must be indicated (x) in black or blue ink.

The Board of Directors recommends a vote “For” Proposals 1, 2, 3 and 4.
		FOR	AGAINST	ABSTAIN
1.	Approve an amendment to the Company’s Articles of Incorporation to declassify the Board of Directors so that all directors will be elected annually. In the event Proposal 1 is approved, all directors who would be subject to re-election in 2008 and 2009 have tendered resignations.	☐	☐	☐

2.
In the event Proposal 1 is approved, elect the eleven (11) persons listed below to serve as directors until the next Annual Meeting of Shareholders or, in the event Proposal 1 is not approved, elect only the first four (4) nominees listed below to the Board of Directors to serve until the 2010 Annual Meeting of Shareholders, in each case until their respective successors are duly elected and qualified.

FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT	☐

Nominees:   01 - Roy A. Herberger, Jr., 02 - Humberto S. Lopez, 03 - Kathryn L. Munro 04 - William L. Stewart,
05 - Edward N. Basha, Jr., 06 - Jack E. Davis, 07 - Michael L. Gallagher, 08 - Pamela Grant,
09 - Williams S. Jamieson, Jr., 10 - Bruce J. Nordstrom, 11 - William J. Post.

To withhold authority to vote for any Individual nominee(s), mark “For All Except” and write the number of such nominee(s) on the line below.

Exception

		FOR	AGAINST	ABSTAIN
3.	Approve the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan.	☐	☐	☐

4.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

For address changes, please check this box and write them on the back where indicated.	☐

To include any comment, please mark this box and comment on the back where indicated.	☐
The undersigned hereby revokes all previous proxies given by the undersigned with respect to the shares represented hereby in connection with the Company’s 2007 Annual Meeting of Shareholders. This Proxy may be revoked at any time prior to a vote thereon.
Please sign exactly as your name appears on the proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Date	Signature (Joint Owners)	Date

Dear Shareholders,
The 2007 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held at the Herberger Theater Center, Phoenix, Arizona, on May 23, 2007 at 10:30 a.m., Mountain Standard Time. At the meeting, shareholders will be asked to approve an amendment to the Company’s Articles of Incorporation to declassify the Board and provide for the annual election of all directors. As explained in more detail in the 2007 Notice and Proxy Statement, if the declassification proposal is approved, the shareholders will be asked to re-elect eleven (11) current directors to serve on the Board until the 2008 Annual Meeting. If the declassification proposal is not approved, the shareholders will be asked to re-elect the four (4) current Class I directors to serve until the 2010 Annual Meeting. Finally, the shareholders will be asked to ratify the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2007 and approve the Pinnacle West Capital Corporation 2007 Long-Term Incentive Plan.

Your vote is important and you may vote this proxy in one of three ways — by Internet, by telephone, or by mail. The reverse side of this letter provides voting information for all three (3) voting options. We encourage you to attend the Annual Meeting and have provided a map for your reference.
Sincerely,
Nancy C. Loftin
Vice President, General Counsel and Secretary
Validation for the Chase parking structure (only) available at the Annual Meeting registration desk.

PROXY FORM	Pinnacle West Capital Corporation	PROXY FORM

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 23, 2007.

The undersigned hereby appoints William J. Post and Nancy C. Loftin, individually and together, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation, to be held May 23, 2007, at ten-thirty a.m. (10:30 a.m.), Mountain Standard Time, and at any adjournment thereof, and to vote as specified in this proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

If the undersigned has voting rights with respect to shares of Company common stock under the Pinnacle West Capital Corporation Savings Plan (the “Plan”) then the undersigned hereby directs the trustee of the Plan to vote the shares equal to the number of share equivalents allocated to the undersigned’s account under the Plan on all matters properly coming before the Annual Meeting, and at any adjournment thereof, in accordance with the instructions given herein. Shares under the Plan for which instructions are not received by midnight on May 21, 2007 will be voted by the trustee in accordance with the trustee’s fiduciary duty. This proxy will be considered to be confidential voting instructions to the Plan trustee and to any entity acting as tabulating agent for the Plan trustee.

All shares of common stock represented hereby will be voted as specified. If no specification is made, those shares will be voted FOR proposal 1 and FOR the nominees listed in proposal 2. Those shares will also be voted FOR proposal 3 and proposal 4.
Continued on the reverse side.
PINNACLE WEST CAPITAL CORPORATION
P.O. BOX 11130
NEW YORK, N.Y. 10203-0130
CHANGE OF ADDRESS

COMMENTS

Dear Shareholder:
Enclosed is your 2007 Pinnacle West Capital Corporation proxy card. You may now access the 2006 Annual Report and the 2007 Notice and Proxy Statement online at www.pinnaclewest.com. Please note, you will not receive a printed copy of these reports.
Please review the reports and then take a moment to vote online at www.proxypush.com/pnw, as indicated on your proxy card. You may also vote by phone toll-free at 866-362-4503 or by mail; all voting options are included on your proxy card.
If you decide you would like a printed copy of either the Annual Report or the Notice and Proxy Statement, you may request one by calling us at 602-250-5511; or email at shareholderdept@pinnaclewest.com.
Your consent to view this information online results in significant printing and postage savings to the Company, contributing to shareholder value.